Filed Pursuant to Rule 424(b)(2)
Registration No. 333-217914

PROSPECTUS SUPPLEMENT (To Prospectus Dated June 19, 2019)

The Korea Development Bank

US$750,000,000 Floating Rate Notes due 2023

US$ 750,000,000 1.750% Notes due 2025

Our US$750,000,000 aggregate principal amount of floating rate notes due 2023 (the “Floating Rate Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus 0.35% per annum. Interest on the Floating Rate Notes is payable quarterly in arrears on February 18, May 18, August 18 and November 18 of each year. The first interest payment on the Floating Rate Notes will be made on May 18, 2020 in respect of the period from (and including) February 18, 2020 to (but excluding) May 18, 2020. The Floating Rate Notes will mature on February 18, 2023.

Our US$750,000,000 aggregate principal amount of notes due 2025 (the “Fixed Rate Notes”) will bear interest at a rate of 1.750% per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on February 18 and August 18 of each year, beginning on August 18, 2020. The Fixed Rate Notes will mature on February 18, 2025.

All references to the “Notes” are to the Floating Rate Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Floating Rate Notes			Fixed Rate Notes
	Per Note	Total		Per Note	Total
Public offering price	100.000%	US$	750,000,000	99.691%	US$	747,682,500
Underwriting discount	0.300%	US$	2,250,000	0.300%	US$	2,250,000
Proceeds to us (before deduction of expenses)	99.700%	US$	747,750,000	99.391%	US$	745,432,500

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February 18, 2020.

Approvals in-principle have been received from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approvals in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about February 18, 2020.

Joint Bookrunners and Lead Managers

BNP PARIBAS
Citigroup
Goldman Sachs International
J.P. Morgan
KDB Asia

UBS

Prospectus Supplement Dated February 10, 2020

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2018, June 30, 2019 and September 30, 2019 and for the six months ended June 30, 2018 and 2019 and the nine months ended September 30, 2018 and 2019 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 19, 2019. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-217914, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approvals in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$750,000,000 aggregate principal amount of floating rate notes due February 18, 2023 (the “Floating Rate Notes”) and US$750,000,000 aggregate principal amount of 1.750% notes due February 18, 2025 (the “Fixed Rate Notes”). References to the “Notes” are to the Floating Rate Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Floating Rate Notes

The Floating Rate Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.35% per annum, payable quarterly in arrears on February 18, May 18, August 18 and November 18 of each year. The first interest payment on the Floating Rate Notes will be made on May 18, 2020, in respect of the period from (and including) February 18, 2020 to (but excluding) May 18, 2020. Interest on the Floating Rate Notes will accrue from February 18, 2020, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The Fixed Rate Notes will bear interest at a rate of 1.750% per annum, payable semi-annually in arrears on February 18 and August 18, beginning on August 18, 2020. Interest on the Fixed Rate Notes will accrue from February 18, 2020 and will be computed based on a 360-day year consisting of twelve 30-day months.

See “Description of the Notes—Payment of Principal and Interest.”

Listing

Approvals in-principle have been received from the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under

“Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 18, 2020, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$1,493,182,500. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 19, 2019. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2019, we had ~~W~~138,847.3 billion of loans outstanding (including loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~221,319.8 billion and total equity of ~~W~~25,913.4 billion, as compared to ~~W~~137,775.6 billion of loans outstanding, ~~W~~209,774.8 billion of total assets and ~~W~~24,985.2 billion of total equity as of December 31, 2018. For the six months ended June 30, 2019, we recorded interest income of ~~W~~2,581.2 billion, interest expense of ~~W~~2,063.8 billion and net income of ~~W~~529.1 billion, as compared to ~~W~~2,491.8 billion of interest income, ~~W~~1,855.3 billion of interest expense and ~~W~~520.3 billion of net income for the six months ended June 30, 2018.

Capitalization

As of September 30, 2019, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

September 30, 2019(1)
(billions of Won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,659.5
Foreign currency borrowings	3,782.3
Won currency industrial finance bonds	94,487.8
Foreign currency industrial finance bonds	25,945.9

Total long-term debt	127,875.5

Capital:
Issued capital	18,663.1
Capital surplus	2,494.8
Retained earnings(4)	4,689.6
Accumulated other comprehensive income	38.6

Total capital	25,886.1

Total capitalization	153,761.6

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2019.
(2)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,201.30 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2019.

(3)	As of September 30, 2019, we had contingent liabilities totaling ~~W~~8,078.2 billion under outstanding guarantees issued on behalf of our clients.
(4)

Includes planned regulatory reserve for loan losses of ~~W~~1,227.7 billion as of September 30, 2019. Under K-IFRS, if our provision for loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

The Government contributed ~~W~~500 billion and ~~W~~55 billion in cash to our capital in March and September 2019, respectively. As of September 30, 2019, our paid-in capital was ~~W~~18,663.1 billion compared to ~~W~~18,108.1 billion as of December 31, 2018.

Selected Financial Statement Data

Recent Developments

As of September 30, 2019, we had ~~W~~141,472.4 billion of loans outstanding (including loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~222,909.3 billion and total equity of ~~W~~25,886.1 billion, as compared to ~~W~~137,775.6 billion of loans outstanding, ~~W~~209,774.8 billion of total assets and ~~W~~24,985.2 billion of total equity as of December 31, 2018, on a separate K-IFRS basis. For the nine months ended September 30, 2019, we recorded interest income of ~~W~~3,861.5 billion, interest expense of ~~W~~3,083.1 billion and net income of ~~W~~431.6 billion, as compared to ~~W~~3,833.0 billion of interest income, ~~W~~2,872.6 billion of interest expense and ~~W~~852.0 billion of net income for the nine months ended September 30, 2018, on a separate K-IFRS basis.

The following tables present our selected separate financial information for the nine months ended September 30, 2018 and 2019 and as of December 31, 2018 and September 30, 2019, which has been derived from our unaudited separate financial statements as of December 31, 2018 and September 30, 2019 and for the nine months ended September 30, 2018 and 2019 prepared in accordance with K-IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2018	2019
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	3,833.0	3,861.5
Total Interest Expenses	2,872.6	3,083.1
Net Interest Income	960.4	778.4
Operating Income	1,445.6	839.0
Net Income	852.0	431.6

	As of December 31, 2018	As of September 30, 2019
	(billions of Won) (unaudited)
Balance Sheet Data
Total Loans(1)	137,775.6	141,472.4
Total Borrowings(2)	173,706.1	179,492.9
Total Assets	209,774.8	222,909.3
Total Liabilities	184,789.5	197,023.2
Equity	24,985.2	25,886.1

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

Nine Months Ended September 30, 2019

For the nine months ended September 30, 2019, we had net income of ~~W~~431.6 billion compared to net income of ~~W~~852.0 billion for the nine months ended September 30, 2018, on a separate K-IFRS basis.

Principal factors for the net income of ~~W~~431.6 billion for the nine months ended September 30, 2019 compared to the net income of ~~W~~852.0 billion in the corresponding period of 2018 included:

•

an increase in impairment losses on investments in subsidiaries and associates to ~~W~~504.9 billion in the nine months ended September 30, 2019 from ~~W~~202.2 billion in the corresponding period of 2018, primarily due to an increase in impairment losses with respect to our investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”) during the nine months ended September 30, 2019;

•

an increase in net loss on derivatives to ~~W~~265.4 billion in the nine months ended September 30, 2019 from ~~W~~16.8 billion in the corresponding period of 2018, primarily due to fluctuations in the value of perpetual bonds issued by Hyundai Merchant Marine Co., Ltd., which we held through a derivatives contract we entered into with a third party in connection with the purchase of such bonds;

•

a decrease in dividend income to ~~W~~490.9 billion in the nine months ended September 30, 2019 from ~~W~~682.8 billion in the corresponding period of 2018, primarily due to a decrease in dividend income received with respect to our investments in subsidiaries and associates, including Korea Electric Power Corporation and Korea Land & Housing Corporation; and

•

a decrease in net interest income to ~~W~~778.4 billion in the nine months ended September 30, 2019 from ~~W~~960.4 billion in the corresponding period of 2018, primarily due to increases in interest expenses on deposits and debentures.

The above factors were partially offset by a decrease in income tax expense to ~~W~~54.3 billion in the nine months ended September 30, 2019 from ~~W~~439.1 billion in the corresponding period of 2018, primarily due to a decrease in profit before income taxes to ~~W~~485.8 billion in the nine months ended September 30, 2019 from ~~W~~1,291.0 billion in the corresponding period of 2018.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd., Hanjin

Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Asiana Airlines, Inc. and STX Heavy Industries Co., Ltd. As of September 30, 2019, our credit extended to these companies totaled ~~W~~12,377.2 billion, accounting for 5.6% of our total assets as of such date.

As of September 30, 2019, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~5,841.1 billion from ~~W~~4,263.2 billion as of December 31, 2018, primarily due to an increase in valuation of shares of common stock of DSME. As of September 30, 2019, our exposure to STX Offshore & Shipbuilding was ~~W~~981.4 billion, a decrease from ~~W~~1,029.9 billion as of December 31, 2018, principally due to the repayment of certain existing loans. As of September 30, 2019, our exposure to Dongbu Steel decreased to ~~W~~897.6 billion from ~~W~~1,189.9 billion as of December 31, 2018, mainly due to the repayment of, and an improvement in the asset quality of, certain existing loans. As of September 30, 2019, our exposure to Hanjin Heavy Industries and Construction decreased to ~~W~~1,041.1 billion from ~~W~~1,233.1 billion as of December 31, 2018, primarily due to the repayment of, and an improvement in the asset quality of, certain existing loans. As of September 30, 2019, our exposure to Hyundai Merchant Marine decreased to ~~W~~1,513.2 billion from ~~W~~1,818.6 billion as of December 31, 2018, principally due to the repayment of certain existing loans. As of September 30, 2019, our exposure to Daehan Shipbuilding increased to ~~W~~1,023.8 billion from ~~W~~986.0 billion as of December 31, 2018, primarily due to an increase in the amount of loans we extended. As of September 30, 2019, our exposure to Asiana Airlines increased to ~~W~~868.9 billion from ~~W~~484.4 billion as of December 31, 2018, primarily due to our purchase of perpetual bonds issued by Asiana Airlines in April 2019. As of September 30, 2019, our exposure to STX Heavy Industries decreased to ~~W~~54.0 billion from ~~W~~138.4 billion as of December 31, 2018, mainly due to the repayment of certain existing loans.

As of September 30, 2019, we had established allowances of ~~W~~1,303.4 billion for our exposure to DSME, ~~W~~831.2 billion for STX Offshore & Shipbuilding, ~~W~~135.5 billion for Dongbu Steel, ~~W~~182.3 billion for Hanjin Heavy Industries and Construction, ~~W~~127.9 billion for Hyundai Merchant Marine, ~~W~~410.9 billion for Daehan Shipbuilding, ~~W~~2.3 billion for Asiana Airlines and ~~W~~54.0 billion for STX Heavy Industries.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional allowances for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

In the nine months ended September 30, 2019, we sold non-performing loans worth ~~W~~244.8 billion to UAMCO Ltd.

Results of Operations

The following tables present our selected separate financial information as of December 31, 2018 and June 30, 2019 and for the six months ended June 30, 2018 and 2019, which has been derived from our unaudited separate financial statements as of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2018	2019
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	2,491.8	2,581.2
Total Interest Expenses	1,855.3	2,063.8
Net Interest Income	636.5	517.4
Operating Income	1,012.9	732.4
Net Income	520.3	529.1

	As of December 31, 2018	As of June 30, 2019
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	137,775.6	138,847.3
Total Borrowings(2)	173,706.1	175,825.8
Total Assets	209,774.8	221,319.8
Total Liabilities	184,789.5	195,406.4
Equity	24,985.2	25,913.4

(1)

Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss due to customers, borrowings and debt issued.

Six Months Ended June 30, 2019

In the first half of 2019, we had net income of ~~W~~529.1 billion compared to net income of ~~W~~520.3 billion in the corresponding period of 2018, on a separate basis, primarily due to an income tax benefit of ~~W~~0.1 billion in the first half of 2019 compared to an income tax expense of ~~W~~299.2 billion in the corresponding period of 2018. Such change in income tax expense was attributable mainly to the recognition of losses carried over from previous years for income tax purposes as a result of the recognition of deferred income tax assets in the first half of 2019. The effect of such change was mostly offset by an increase in impairment losses on investments in subsidiaries and associates to ~~W~~484.7 billion in the first half of 2019 from ~~W~~216.7 billion in the corresponding period of 2018, primarily due to an increase in impairment losses with respect to our investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME, in the first half of 2019.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2019, we had established allowances for loan losses of ~~W~~3,356.0 billion under Korean IFRS. Allowances for loan losses under Korean IFRS are recorded for loans based on expected credit losses, depending on whether there has been a significant increase in credit risk or a credit impairment since initial recognition and, if our allowance for loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses within retained earnings.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2019, we have provided loans of ~~W~~2,200.1 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2019, we had established allowances for loan losses of ~~W~~1,022.1 billion with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2019(1)
		Loan Amount		Loan Loss Allowances
		(in billions of Won, except percentages)
Loan Classification	Normal(2)	~~W~~	131,213.7	~~W~~	373.9
	Precautionary		3,631.3		528.6
	Substandard		2,615.3		1,407.0
	Doubtful		210.0		120.5
	Expected Loss		1,177.0		926.0

	Total	~~W~~	138,847.3	~~W~~	3,356.0

(1)

These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.
(3)	See note 2 of the notes to our separate financial statements in the accompanying prospectus for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2019, our non-performing loans totaled ~~W~~4,002.3 billion, representing 2.9% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2019, our legal reserve was ~~W~~1,177.9 billion, representing 0.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd., Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd., STX Heavy Industries Co., Ltd. and Asiana Airlines, Inc. As of June 30, 2019, our credit extended to these companies totaled ~~W~~12,705.1 billion, accounting for 5.7% of our total assets as of such date.

As of June 30, 2019, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~5,872.4 billion from ~~W~~4,263.2 billion as of December 31, 2018, primarily due to an increase in valuation of shares of common stock of DSME. As of June 30, 2019, our exposure to STX Offshore & Shipbuilding was ~~W~~966.4 billion, a decrease from ~~W~~1,029.9 billion as of December 31, 2018, principally due to the repayment of certain existing loans. As of June 30, 2019, our exposure to Dongbu Steel increased to ~~W~~1,223.7 billion from ~~W~~1,189.9 billion as of December 31, 2018, mainly due to an increase in the Won value of foreign currency loans as a result of the depreciation of the Won against foreign currencies. As of June 30, 2019, our exposure to Hanjin Heavy Industries and Construction decreased to ~~W~~1,094.9 billion from ~~W~~1,233.1 billion as of December 31, 2018, primarily due to the repayment of certain existing loans. As of June 30, 2019, our exposure to Hyundai Merchant Marine decreased to ~~W~~1,618.8 billion from ~~W~~1,818.6 billion as of December 31, 2018, principally due to the repayment of certain existing loans. As of June 30, 2019, our exposure to Daehan Shipbuilding decreased slightly to ~~W~~985.5 billion from ~~W~~986.0 billion as of December 31, 2018, primarily due to a small decrease in the valuation of collateral. As of June 30, 2019, our exposure to Hanjin Shipping remained unchanged compared to December 31, 2018 at ~~W~~60.1 billion. As of June 30, 2019, our exposure to STX Heavy Industries decreased to ~~W~~54.0 billion from ~~W~~138.4 billion as of December 31, 2018, primarily due to the repayment of certain existing loans. As of June 30, 2019, our exposure to Asiana Airlines increased to ~~W~~829.3 billion from ~~W~~484.4 billion as of December 31, 2018, primarily due to our purchase of perpetual bonds issued by Asiana Airlines in April 2019.

As of June 30, 2019, we had established allowances of ~~W~~1,014.0 billion for our exposure to DSME, ~~W~~840.3 billion for STX Offshore & Shipbuilding, ~~W~~556.2 billion for Dongbu Steel, ~~W~~165.9 billion for Hanjin Heavy Industries and Construction, ~~W~~112.3 billion for Hyundai Merchant Marine, ~~W~~489.3 billion for Daehan Shipbuilding, ~~W~~40.6 billion for Hanjin Shipping, ~~W~~54.0 billion for STX Heavy Industries and ~~W~~1.1 billion for Asiana Airlines.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorates in the future, we may be required to record additional allowances for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

In the first half of 2019, we sold non-performing loans worth ~~W~~244.8 billion to UAMCO Ltd.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2019:

Loans(1)

	June 30, 2019
	(billions of Won)
Equipment Capital Loans:
Domestic currency	~~W~~	45,663.3
Foreign currency(2)		6,151.8

		51,815.1
Working Capital Loans:
Domestic currency(3)		51,622.9
Foreign currency(2)		7,084.3

		58,707.2
Other Loans(4)		28,325.0

Total loans	~~W~~	138,847.3

(1)	Includes loans extended to affiliates.
(2)

Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~41.6 billion as of June 30, 2019. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.

(3)	Includes loans on households.
(4)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2019, we had ~~W~~138,847.3 billion in outstanding loans, which represents a 0.8% increase from ~~W~~137,775.6 billion of outstanding loans as of December 31, 2018.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2019		As % of June 30, 2019 Total
	(billions of Won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	3,349.0	3.0%
Loans with remaining maturities of more than one year		107,173.3	97.0

Total	~~W~~	110,522.3	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2019:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2019		As % of June 30, 2019 Total
	(billions of Won, except percentages)
Manufacturing	~~W~~	53,742.2	48.6%
Banking and Insurance		26,927.4	24.4
Transportation		7,416.7	6.7
Public Administration		692.2	0.6
Electric, Gas and Water Supply Industry		3,178.4	2.9
Others(2)		18,565.4	16.8

Total	~~W~~	110,522.3	100.0%

Percentage increase from December 31, 2018		0.1%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 48.6% of our outstanding equipment capital and working capital loans as of June 30, 2019. As of June 30, 2019, loans to transportation equipment manufacturing businesses and metal manufacturing businesses accounted for 12.0% and 13.2%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2019, accounting for 5.5% of our outstanding equipment capital and working capital loans. As of June 30, 2019, our five largest borrowers and 20 largest borrowers accounted for 13.9% and 23.8%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2019 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2019 Total Outstanding Equipment Capital and Working Capital Loans
Banking and Insurance	59.4%
Manufacturing	29.8
Transportation	5.7
Electric, Gas and Water Supply Industry	1.7
Public Administration	1.6
Others(1)	1.8

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2019:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2019%			June 30, 2019%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	40,225.3	77.6%	~~W~~	37,571.8	64.0%
On-lending loans		2,912.4	5.6		12,831.8	21.9
Foreign currency loans		3,882.5	7.5		1,566.1	2.7
Local currency loans denominated in foreign currencies		12.7	0.0		29.0	0.0
Offshore loans in foreign currencies		1,458.1	2.8		5,077.7	8.6
Government fund loans		181.8	0.4		0.0	0.0
Overdraft		0.0	0.0		143.5	0.2

Others(1)		3,142.3	6.1		1,487.3	2.5

Total	~~W~~	51,815.1	100.0%	~~W~~	58,707.2	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2019:

	June 30, 2019
	(billions of Won)
Acceptances	~~W~~	494.7
Guarantees on local borrowing		1,053.5
Guarantees on foreign borrowing		5,407.5
Letters of guarantee for importers		38.9

Total	~~W~~	6,994.6

Investments

Our equity investments increased to ~~W~~36,340.4 billion as of June 30, 2019 from ~~W~~34,823.2 billion as of December 31, 2018.

As of June 30, 2019, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~13,924.6 billion, equal to 33.1% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2019:

Equity Investments

	Book Value as of June 30, 2019
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	18,010.1
Construction		990.9
Banking and Insurance		9,582.5
Real Estate Business		3,768.0
Manufacturing		381.7
Transportation		2,667.6
Others		939.6

Total	~~W~~	36,340.4

As of June 30, 2019, we held total equity investments, on a book value basis, of ~~W~~653.4 billion in one of our five largest borrowers and ~~W~~2,681.7 billion in three of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2019, the aggregate value of our equity investments accounted for approximately 101.6% of their aggregate cost basis.

Other Activities

As of June 30, 2019, we held in trust cash and other assets totaling ~~W~~29,976.0 billion, and we generated in the first half of 2019 trust fee income equaling ~~W~~84.9 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2019:

Type of Funds Borrowed	As of June 30, 2019
	(billions of Won)
General purpose	~~W~~	181.8
Special purpose		3,734.7

Total	~~W~~	3,916.5

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2019:

Outstanding Balance	As of June 30, 2019
	(billions of Won)
Denominated in Won	~~W~~	93,805.0
Denominated in other currencies		25,753.7

Total	~~W~~	119,558.7

As of June 30, 2019, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2019) was ~~W~~131,089.3 billion, equal to 20.8% of our authorized amount under the KDB Act, which was ~~W~~630,409.5 billion.

Foreign Currency Borrowings

As of June 30, 2019, the outstanding amount of our foreign currency borrowings was US$12.2 billion. Our long-term and short-term foreign currency borrowings increased to ~~W~~14,162.5 billion as of June 30, 2019 from ~~W~~13,609.5 billion as of December 31, 2018.

Deposits

As of June 30, 2019, demand deposits held by us totaled ~~W~~1,943.6 billion and time and savings deposits held by us totaled ~~W~~28,830.1 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2019:

Debt Principal Repayment Schedule

Currency(1)(2)	Maturing on or before December 31,
	2019		2020		2021		2022		2023		Thereafter
	(billions of Won)
Won	~~W~~	22,518.9	~~W~~	33,751.0	~~W~~	16,184.8	~~W~~	5,646.3	~~W~~	5,777.0	~~W~~	14,436.1
Foreign		12,420.7		6,643.6		4,900.3		4,288.1		3,448.7		5,589.5

Total Won Equivalent	~~W~~	34,939.6	~~W~~	40,394.6	~~W~~	21,085.1	~~W~~	9,934.4	~~W~~	9,225.7	~~W~~	20,025.6

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2019, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2019 (Unaudited) and December 31, 2018

(In millions of won)	Notes	June 30, 2019		December 31, 2018
Assets
Cash and due from banks	4,45,46,49	~~W~~	6,213,963	7,175,229
Securities measured at FVTPL	5,45,46,49		10,099,105	8,509,187
Securities measured at FVOCI	6,39,45,46,49		24,281,132	22,805,676
Securities measured at amortized cost	7,39,45,46,49		2,096,782	1,695,927
Loans measured at FVTPL	8,45,46,49		752,661	778,884
Loans measured at amortized cost	9,45,46,49		135,479,120	134,245,132
Derivative financial assets	10,45,46,47,49		5,360,962	3,875,908
Investments in subsidiaries and associates	11,48		23,430,116	25,430,930
Property and equipment, net	12,48		775,020	698,602
Investment property, net	13,48		66,300	71,119
Intangible assets, net	14,48		171,124	173,886
Current tax assets			3,070	4,813
Assets held for sale	16		1,943,642	—
Other assets	15,45,46,49		10,646,781	4,309,467

Total assets		~~W~~	221,319,778	209,774,760

Liabilities
Financial liabilities measured at FVTPL	17,45,46,49	~~W~~	2,336,117	2,164,538
Deposits	18,45,46,49		35,365,314	32,445,775
Borrowings	19,45,46,49		19,875,215	19,809,741
Debentures	20,45,46,49		118,249,156	119,286,001
Derivative financial liabilities	10,45,46,47,49		3,998,968	3,232,628
Net defined benefit liabilities	21		82,628	62,151
Provisions	22		1,460,192	1,388,718
Deferred tax liabilities	37		1,003,620	1,088,171
Current tax liabilities			50,199	46,953
Other liabilities	23,45,46,49		12,984,985	5,264,857

Total liabilities			195,406,394	184,789,533

Equity
Issued capital	1,24		18,608,099	18,108,099
Capital surplus	24		2,494,771	2,497,177
Accumulated other comprehensive income	24		22,478	(32,698)
Retained earnings	24		4,788,036	4,412,649
(Regulatory reserve for credit losses of ~~W~~1,227,700 million as of June 30, 2019 and ~~W~~1,372,030 million as of December 31, 2018, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~8,617 million as of June 30, 2019 and ~~W~~(144,330) million as of December 31, 2018, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~8,617 million as of June 30, 2019 and ~~W~~(144,330) million as of December 31, 2018, respectively)

Total equity			25,913,384	24,985,227

Total liabilities and equity		~~W~~	221,319,778	209,774,760

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Three-month and six-month periods ended June 30, 2019 and 2018 (Unaudited)

		June 30, 2019			June 30, 2018
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	25	~~W~~	1,302,276	2,581,233	1,277,376	2,491,801
Interest expense	25		(1,034,254)	(2,063,833)	(966,147)	(1,855,258)

Net interest income	48		268,022	517,400	311,229	636,543

Net fees and commission income	26		91,299	156,062	66,683	132,641
Dividend income	27		100,047	353,220	94,606	533,469
Net gain on securities measured at FVTPL	28		73,330	228,904	23,106	41,982
Net gain (loss) on financial liabilities measured at FVTPL	29		(25,291)	(42,927)	(5,693)	27,187
Net gain (loss) on securities measured at FVOCI	30		22,720	26,017	(95)	(3,187)
Net loss on derivatives	31		(27,204)	(183,252)	(78,565)	(115,112)
Net foreign currency transaction gain	32		44,319	103,145	100,338	167,292
Other operating expense, net	33		(87,749)	(139,105)	(35,343)	(94,609)

Non-interest income, net			191,471	502,064	165,037	689,663

Provision for (reversal of) credit losses	34		(30,090)	(33,081)	(30,700)	9,886

General and administrative expenses	35,48		156,357	320,189	150,830	303,417

Operating income	48		333,226	732,356	356,136	1,012,903

Impairment loss on investments in subsidiaries and associates			(116,129)	(484,654)	(216,569)	(216,739)
Other non-operating income	36		283,636	285,167	26,495	28,964
Other non-operating expense	36		(1,653)	(3,921)	(4,517)	(5,617)

Non-operating expense, net			165,854	(203,408)	(194,591)	(193,392)

Profit before income taxes			499,080	528,948	161,545	819,511

Income tax expense (benefit)	37		170,605	(132)	118,242	299,203

Profit for the period	24		328,475	529,080	43,303	520,308

(Profit (loss) for the period adjusted for regulatory reserve for credit losses: ~~W~~282,612 million and ~~W~~520,463 million for the three-month and six-month periods ended June 30, 2019, respectively; ~~W~~(504,523) million and ~~W~~718,306 million for the three-month and six-month periods ended June 30, 2018, respectively)

Other comprehensive income for the period, net of tax	24
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on securities measured at FVOCI			(15,586)	41,396	(256)	(7,119)
Exchange differences on translation of foreign operations			14,256	27,583	34,601	39,199
Valuation gain (loss) on cash flow hedge			(448)	436	298	795

			(1,778)	69,415	34,643	32,875

Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			(15,867)	(16,105)	(17,883)	3,540
Fair value changes on financial liabilities designated at fair value due to credit risk			2,219	(7,027)	(1,582)	(201)

			(13,648)	(23,132)	(19,465)	3,339

			(15,426)	46,283	15,178	36,214

Total comprehensive income for the period		~~W~~	313,049	575,363	58,481	556,522

Earnings per share
Basic and diluted earnings per share (in won)	38	~~W~~	88	144	12	145

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2019 and 2018 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
January 1, 2018	~~W~~	17,938,099	2,498,001	112,120	2,034,189	22,582,409

Profit for the period		—	—	—	520,308	520,308
Net gain (loss) on securities measured at FVOCI		—	—	(12,770)	9,191	(3,579)
Exchange differences on translation of foreign operations		—	—	39,199	—	39,199
Valuation gain on cash flow hedge		—	—	795	—	795
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(201)	—	(201)

Total comprehensive income for the period		—	—	27,023	529,499	556,522

Dividends		—	—	—	(147,092)	(147,092)
Paid in capital increase		170,000	(816)	—	—	169,184

Transaction with owners		170,000	(816)	—	(147,092)	22,092

June 30, 2018	~~W~~	18,108,099	2,497,185	139,143	2,416,596	23,161,023

January 1, 2019	~~W~~	18,108,099	2,497,177	(32,698)	4,412,649	24,985,227

Changes in accounting policy (Note 2)		—	—	—	65	65

January 1, 2019 (restated)		18,108,099	2,497,177	(32,698)	4,412,714	24,985,292

Profit for the period		—	—	—	529,080	529,080
Net gain (loss) on securities measured at FVOCI		—	—	34,184	(8,893)	25,291
Exchange differences on translation of foreign operations		—	—	27,583	—	27,583
Valuation gain on cash flow hedge		—	—	436	—	436
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(7,027)	—	(7,027)

Total comprehensive income for the period		—	—	55,176	520,187	575,363

Dividends		—	—	—	(144,865)	(144,865)
Paid in capital increase		500,000	(2,406)	—	—	497,594

Transaction with owners		500,000	(2,406)	—	(144,865)	352,729

June 30, 2019	~~W~~	18,608,099	2,494,771	22,478	4,788,036	25,913,384

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2019 and 2018 (Unaudited)

(In millions of won)	Notes	2019		2018
Cash flows from operating activities
Profit for the period		~~W~~	529,080	520,308
Adjustments for:
Income tax expense (benefit)	37		(132)	299,203
Interest income	25		(2,581,233)	(2,491,801)
Interest expense	25		2,063,833	1,855,258
Dividend income	27		(353,220)	(533,469)
Gain on valuation of securities measured at FVTPL	28		(60,607)	(42,153)
Gain on disposal of securities measured at FVTPL	28		(146,559)	(976)
Loss (gain) on valuation of financial liabilities measured at FVTPL	29		43,590	(27,187)
Loss (gain) on disposal of securities measured at FVOCI	30		(26,419)	7,084
Provision for (reversal of) loss allowance for securities measured at FVOCI	30		402	(3,897)
Loss (gain) on valuation of loans measured at FVTPL	33		1,055	(62,797)
Loss (gain) on valuation of derivatives			(711,020)	271,202
Net loss (gain) on fair value hedged items	31		823,659	(218,153)
Gain on foreign exchange translations	32		(107,777)	(151,580)
Gain on disposal of investments in subsidiaries and associates	33		(3,302)	(364)
Impairment loss on investments in subsidiaries and associates			484,654	216,739
Reversal of loss allowance for loan	34		(68,420)	(29,359)
Increase (decrease) of other provision	34		(1,745)	11,784
Increase (decrease) of provision for payment guarantees	22		82,910	(13,444)
Increase of provision for unused commitments	22		1,422	28,866
Increase (decrease) of provision for financial guarantee	22		(47,248)	12,039
Defined benefit costs	21		20,509	20,259
Depreciation of property and equipment	12		35,048	15,494
Gain on disposal of assets held for sale	36		—	(26,216)
Reversal of impairment loss on assets held for sale	36		(282,323)	—
Loss (gain) on disposal of property and equipment	36		(973)	36
Depreciation of investment property	13		512	1,001
Amortization of intangible assets	14		7,234	8,974
Gain on redemption of debentures			(13)	(7)

			(826,163)	(853,464)

Changes in operating assets and liabilities:
Due from banks			788,572	(2,467,928)
Securities measured at FVTPL			(1,725,011)	(1,580,865)
Loans measured at FVTPL			25,168	32,700
Loans measured at amortized cost			(2,707,109)	(714,207)
Derivative financial instruments			(6,241)	(147,601)
Other assets			(6,265,145)	(3,353,998)
Deposits			2,892,828	(2,541,132)
Net defined benefit liabilities			(32)	(35)
Other liabilities			7,978,817	3,522,033

			981,847	(7,251,033)

Income taxes paid			(87,401)	(358,693)
Interest received			2,538,677	2,472,159
Interest paid			(2,340,829)	(1,403,447)
Dividends received			343,335	526,307

Net cash provided by (used in) operating activities		~~W~~	1,138,546	(6,347,863)

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, Continued

Six-month periods ended June 30, 2019 and 2018 (Unaudited)

(In millions of won)	Notes	2019		2018
Cash flows from investing activities
Net decrease (increase) of securities measured at FVTPL		~~W~~	292,583	(700,036)
Disposal of securities measured at FVOCI	6		9,779,487	6,138,101
Acquisition of securities measured at FVOCI	6		(10,967,219)	(4,748,316)
Disposal of securities measured at amortized cost	7		20,000	12,236
Acquisition of securities measured at amortized cost	7		(421,427)	(1,002,716)
Disposal of property and equipment	12		1,281	342
Acquisition of property and equipment	12		(51,865)	(40,869)
Acquisition of intangible assets	14		(4,436)	(37,934)
Disposal of investments in subsidiaries and associates			829,892	452,148
Acquisition of investments in subsidiaries and associates			(836,739)	(1,093,072)
Disposal of non-current assets held for sale			—	74,105

Net cash used in investing activities			(1,358,443)	(946,011)

Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			118,296	319,172
Proceeds from borrowings			13,879,610	19,841,554
Repayment of borrowings			(13,843,397)	(18,142,150)
Proceeds from issuance of debentures			49,228,294	61,522,233
Repayment of debentures			(51,228,430)	(59,693,021)
Repayment of lease liabilities			(15,125)	—
Dividends			(144,865)	(147,092)
Paid in capital increase			497,594	169,184

Net cash provided by (used in) financing activities			(1,508,023)	3,869,880

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			229,265	182,339

Net decrease in cash and cash equivalents			(1,498,655)	(3,241,655)

Cash and cash equivalents at beginning of the period			6,849,335	8,586,213

Cash and cash equivalents at end of the period	43	~~W~~	5,350,680	5,344,558

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~18,608,099 million with 3,721,619,768 shares of issued and outstanding as of June 30, 2019 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2019 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	74	9	5	9	98

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K- IFRS effective as of June 30, 2019 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2019. The nature and the impact of each new standard or amendment are described below:

Enactment of K-IFRS 1116 ‘Leases’

K-IFRS 1116 ‘Leases’ replaced K-IFRS 1017 ‘Leases’, Interpretation 2104 ‘Determining whether an Arrangement contains a Lease’, Interpretation 2015 ‘Operating Leases-Incentives’, and Interpretation 2027 ‘Evaluating the Substance of Transactions Involving the Legal Form of a Lease’.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

According to single accounting model for lessees of K-IFRS 1116, the Bank as lessee recognized the right-of-use assets that represent a lessee’s right to use underlying assets and lease liabilities that represent a lessee’s obligation to make payments to the lessor. The accounting model for lessors of K-IFRS 1116 is similar to the model of the Bank’s prior accounting policy.

(a) Accounting for a lessee

A lessee shall apply this standard to its leases either (a) retrospectively to each prior reporting period presented applying K-IFRS 1008 ‘Accounting Policies, Changes in Accounting Estimates and Errors’ (Full retrospective application); or (b) with the cumulative effect of initially applying the standard being recognized at the date of initial application.

The Bank applied K-IFRS 1116 retrospectively as of January 1, 2019. However, the financial statements for the year ended December 31, 2018 was not restated. Therefore reclassification and adjustments under the new K- IFRS were recognized in the financial statements beginning on January 1, 2019. The details of changes in accounting policies are disclosed below.

At inception of a contract, the Bank shall assess whether the contract is, or contains, a lease. The Bank also identify whether the contract is, or contains, a lease according to K-IFRS at the date of initial application. However, the contracts written before the date of initial application are permitted to applying a practical expedient and the Bank do not have to go through all the contracts. The Bank assessed whether the contract is, or contains, a lease based at the date of initial application.

For a contract that is, or contains, a lease, a lessee or lessor shall account for each lease component within the contract as a lease separately from non-lease components of the contract. Moreover, a lessee is permitted to elect, by class of underlying asset, not to separate non-lease components from lease components, and instead account for each lease component and any associated non-lease components as a single lease component. The Bank applies practical expedient to all (or a part of) contracts that are, or contain a lease and elects to combine non-lease components with a lease component and to account for them as a single lease component.

A lessee is required to recognize a right-of-use asset representing its right to use the underlying leased asset (lease assets) and a lease liability representing its obligation to make lease payments. Assets and liabilities arising from a lease are initially measured on a present value basis. Assets and liabilities arising from a lease are initially measured on a present value basis.

Lease liabilities include the net present value of the following lease payments:

•	fixed payments (including in-substance fixed payments), less any lease incentives

•	variable lease payments that depend on an index or a rate

•	amounts expected to be payable by the lessee under residual value guarantees

•	the exercise price of a purchase option if the lessee is reasonably certain to exercise that option

•	payments for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

The lease payments shall be discounted using the interest rate implicit in the lease, if the rate can be readily determined. The Bank has to determine the incremental borrowing rate if the interest rate cannot be readily determined, which defined as the rate of interest that a lessee would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment.

The cost of the right-of-use asset shall comprise:

•	the amount of the initial measurement of the lease liability

•	any lease payments made at or before the commencement date, less any lease incentives received

•	any initial direct costs incurred by the lessee

•	an estimate of costs restoring the site

However, the Bank elected not to apply the requirement of K-IFRS 1116 to lease of low-value assets and short-term lease. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(b) Accounting for a lessor

The lease accounting as the lessor dose not significantly change comparing with K-IFRS 1017. As a lessor, the enactment of K-IFRS 1116 does not have a significant impact on the Bank’s financial statements.

(c) Adjustments on K-IFRS 1116

According to K-IFRS 1116, the Bank recognized the right-of-use assets and lease liabilities at the date of the initial application. The adjustments on K-IFRS 1116 are as follows:

Description	Adjustments
Right-of-use assets included in property and equipment	~~W~~	57,704
Lease liabilities		51,703

The Bank measured the lease liabilities using incremental borrowing rates at the date of initial application. The used incremental borrowing rates are 1.75% to 2.08%.

According to K-IFRS 1116, the Bank recognizes depreciation and interest expense on behalf of rent expenses. The Bank recognized depreciation of property and equipment amounting to ~~W~~18,147 million and interest expense amounting to ~~W~~1,304 million relating to lease accounting treatments.

Amendments to K-IFRS 1109 ‘Financial Instruments’

The narrow-scope amendments made to K-IFRS 1109 “Financial Instruments” enable entities to measure certain prepayable financial assets with negative compensation at amortized cost. When a modification of a financial liability measured at amortized cost that does not result in the derecognition, a modification gain or loss shall be recognized in profit or loss. The amendments do not have a significant impact on the Bank’s financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

Amendments to K-IFRS 1019 ‘Employee Benefits’

The amendments require that an entity shall calculate current service cost and net interest for the remainder of the reporting period after a plan amendment, curtailment or settlement based on updated actuarial assumptions from the date of the change. The amendments also require that a reduction in a surplus must be recognized in profit or loss even if that surplus was not previously recognized because of the impact of the asset ceiling. The amendments do not have a significant impact on the Bank’s financial statements.

Amendments to K-IFRS 1028 ‘Investments in Associates and Joint Ventures’

The amendments clarify that an entity shall apply K-IFRS 1109 to financial instruments in an associate or joint venture to which the equity method is not applied. These include long-term interests that, in substance, form part of the entity’s net investment in an associate or joint venture. The amendments do not have a significant impact on the Bank’s financial statements.

Enactment of Interpretation of K-IFRS 2123 ‘Uncertainty over Income Tax Treatments’

The interpretation explains how to recognize and measure deferred and current income tax assets and liabilities where there is uncertainty over a tax treatment, and includes guidance on how to determine whether each uncertain tax treatment is considered separately or together. It also presents examples of circumstances where a judgement or estimate is required to be reassessed. The enactment does not have a significant impact on the Bank’s financial statements.

Annual Improvements to K-IFRSs 2015-2017 Cycle

The annual improvements to K-IFRS 1103 ‘Business Combination’ clarify that when a party to a joint arrangement obtains control of a business that is a joint operation, and had rights to the assets and obligations for the liabilities relating to that joint operation immediately before the acquisition date, the transaction is a business combination achieved in stages. Additionally, the annual improvements to K-IFRS 1111 ‘Joint Agreements’, K-IFRS 1012 ‘Income Tax’ and K-IFRS 1023 ‘Borrowing Cost’ are newly applied. The improvements do not have a significant impact on the Bank’s financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities,

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward- looking information. Such process incorporates factors such as type of collateral, product and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

(i) Lessee accounting

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to Short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognised in profit or loss.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Cash	~~W~~	62,163	59,835
Due from banks in Korean won:
Due from Bank of Korea		2,554,914	3,375,325
Other due from banks in Korean won		405,914	127,203

		2,960,828	3,502,528

Due from banks in foreign currencies / off-shores		3,190,972	3,612,866

	~~W~~	6,213,963	7,175,229

(2)	Restricted due from banks as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Reserve deposit	~~W~~	1,178,979	2,070,742
Deposit of monetary stabilization account		1,570,000	1,460,000
Others		210,032	186,875

	~~W~~	2,959,011	3,717,617

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

5. Securities Measured at FVTPL

(1)	Details of securities measured at fair value through profit or loss as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	505,138	397,821
Equity investments		—	283,118	373,690
Beneficiary certificates		—	5,634,551	5,697,082
Government and public bonds		1,155,000	1,167,422	1,177,977
Financial bonds		1,800,000	1,789,793	1,790,127

		2,955,000	9,380,022	9,436,697
Securities denominated in foreign currencies/off-shores:
Stocks		—	3,372	3,267
Equity investments		—	24,353	26,143
Beneficiary certificates		—	474,329	484,329
Debt securities		146,610	145,810	148,669

		146,610	647,864	662,408

	~~W~~	3,101,610	10,027,886	10,099,105

	December 31, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	503,426	395,502
Equity investments		—	304,584	384,667
Beneficiary certificates		—	4,319,278	4,338,988
Government and public bonds		557,000	561,819	568,881
Financial bonds		1,820,000	1,808,285	1,808,254
Others		500,000	500,000	363,615

		2,877,000	7,997,392	7,859,907
Securities denominated in foreign currencies/off-shores:
Stocks		—	569	2,694
Equity investments		—	23,769	23,877
Beneficiary certificates		—	452,002	465,515
Debt securities		97,007	97,787	96,785

		97,007	574,127	588,871
Loaned securities:
Debt securities		60,000	60,455	60,409

	~~W~~	3,034,007	8,631,974	8,509,187

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

5. Securities Measured at FVTPL, Continued

(2)	Securities measured at fair value through profit or loss with disposal restrictions as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	72,142	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Until December 31, 2019

	41,758	~~W~~ 72,142

	December 31, 2018
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	68,757	Undecided

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,000,088	10,123,552
Government and public bonds		982,000	1,010,037	1,010,683
Financial bonds		2,331,000	2,332,434	2,335,533
Corporate bonds		5,525,071	5,524,990	5,527,336
Others		1,012,649	1,012,649	817,978

		9,850,720	19,880,198	19,815,082
Securities denominated in foreign currencies/off-shores:
Equity securities		—	371	1,287
Debt securities		4,281,429	5,573,644	4,352,211

		4,281,429	5,574,015	4,353,498
Loaned securities:
Loaned securities		110,000	111,988	112,552

	~~W~~	14,242,149	25,566,201	24,281,132

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	9,922,460	10,157,093
Government and public bonds		668,000	686,342	672,055
Financial bonds		1,532,000	1,530,624	1,531,580
Corporate bonds		6,317,929	6,317,848	6,295,050
Others		507,315	504,049	367,664

		9,025,244	18,961,323	19,023,442
Securities denominated in foreign currencies/off-shores:
Equity securities		—	2,429	1,229
Debt securities		3,852,605	4,786,306	3,781,005

		3,852,605	4,788,735	3,782,234

	~~W~~	12,877,849	23,750,058	22,805,676

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the six-month periods ended June 30, 2019 and 2018 and ~~W~~12,267 million of loss and ~~W~~12,677 million of income, respectively, which are directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	22,805,676	27,820,915
Acquisition		10,967,219	4,748,316
Disposal		(9,762,613)	(6,168,332)
Change due to amortization		(1,908)	(10,128)
Change in fair value		92,744	(765)
Foreign exchange differences		149,358	183,599
Others(*)		30,656	7,751

Ending balance	~~W~~	24,281,132	26,581,356

(*)

For the six-month period ended June 30, 2019, others represent the increase in securities measured at FVOCI including shares of Ecopro BM Co., Ltd., Kuk-Il Paper MFG Co., Ltd., Solid, Inc. and others acquired through exercise of conversion rights of the convertible bonds. For the six-month period ended June 30, 2018, others represent the increase in securities measured at FVOCI including shares of Wooyang HC Co., Ltd. and Namkwang Engineering & Construction Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, shares of Ecomaister Co., Ltd., Aribio Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds, and shares of Interbex Technology Co., Ltd. acquired pursuant to debt-to-equity swap decision of the Council of Financial Creditors under the Corporate Restructuring Promotion Act.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2019 and December 31, 2018 are as follows:

Company	June 30, 2019
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050		117,157	Undecided
Taihan Electric Wire Co., Ltd.(*1)	15,892,055		11,267	Undecided
Sangsangin Co., Ltd.	351,085		—	Undecided
CREA IN Co., Ltd.	14,383		53	Until December 31, 2021
Kumho Tire Co., Inc.	21,339,320		84,717	Until July 6, 2023(*2)

	37,681,893	~~W~~ 213,194

Company	December 31, 2018
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050	~~W~~	118,130	Undecided
Taihan Electric Wire Co., Ltd.(*1)	15,926,991		16,166	Undecided
EM-Tech.Co., Ltd.	81,621		1,396	Until February 7, 2019
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		2,000	Until December 31, 2019
Pyeongsan Co., Ltd.	222,222		—	Until December 31, 2019
HMR Co., Ltd.	35,972		—	Until December 31, 2019
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021
Kumho Tire Co., Inc.	21,339,320		113,312	Until July 6, 2023(*2)

	38,914,147	~~W~~ 251,050

(*1)	Some shares were disposed of through the lifting of the restriction.
(*2)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,479	2,169	70,846	76,494
Transfer to 12-month expected credit loss		21	(21)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		—	—	—	—
Transfer to credit-impaired debt		—	—	—	—
Provision for (reversal of) loss allowance		249	(6)	159	402
Disposal		(699)	—	—	(699)
Foreign currency translation and others		12	—	345	357

Ending balance	~~W~~	3,062	2,142	71,350	76,554

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

	2018
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	4,395	7,926	107,010	119,331
Transfer to 12-month expected credit loss		66	(66)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(3,067)	3,067	—	—
Transfer to credit-impaired		—	—	—	—
Provision for (reversal of) loss allowance		3,383	(6,073)	(1,207)	(3,897)
Write-offs		—	—	(4,848)	(4,848)
Disposal		(936)	(130)	—	(1,066)
Debt-to-equity swap		—	—	(30,950)	(30,950)
Foreign currency translation and others		72	1	917	990

Ending balance	~~W~~	3,913	4,725	70,922	79,560

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Securities denominated in Korean won:	~~W~~	474,996	474,996	494,518	494,518
Government and public bonds		1,621,786	1,621,786	1,201,409	1,201,409

Financial bonds	~~W~~	2,096,782	2,096,782	1,695,927	1,695,927

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	1,695,927	12,312
Acquisition		421,427	1,002,716
Redemption		(20,000)	(12,236)
Change due to amortization		(572)	575
Reversal of impairment loss		—	1
Foreign exchange differences		—	35

Ending balance	~~W~~	2,096,782	1,003,403

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for facility development	~~W~~	—	—	1,639	1,620
Privately placed corporate bonds		781,173	752,661	794,682	777,264

	~~W~~	781,173	752,661	796,321	778,884

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	13,435	17,373	6,523	6,523
Transaction losses		(5,584)	(5,931)	(9,923)	(11,491)

		7,851	11,442	(3,400)	(4,968)
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		16,534	35,363	62,785	72,790
Valuation losses		(21,130)	(36,418)	—	(9,993)

		(4,596)	(1,055)	62,785	62,797

	~~W~~	3,255	10,387	59,385	57,829

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	51,195,593	49,597,023	50,493,477	48,967,004
Loans for facility development		45,698,137	45,520,436	46,668,325	46,543,611
Loans for households		392,481	397,520	648,026	661,355
Inter-bank loans		2,380,150	2,244,508	2,376,183	2,194,341

		99,666,361	97,759,487	100,186,011	98,366,311
Loans in foreign currencies:
Loans		13,357,935	13,805,866	13,396,054	13,840,164
Inter-bank loans		2,745,905	2,737,647	2,379,965	2,380,172
Loans borrowed from overseas financial institutions		134,064	133,044	139,187	142,882
Off-shore loans		13,097,609	13,046,177	11,570,036	12,042,473

		29,335,513	29,722,734	27,485,242	28,405,691
Other loans:
Bills bought in foreign currency		1,820,710	1,801,049	1,336,852	1,323,601
Advances for customers on acceptances and guarantees		177,281	18,519	103,499	7,595
Privately placed corporate bonds		743,581	484,057	717,852	434,455
Others		7,103,844	6,977,444	7,946,159	7,927,061

		9,845,416	9,281,069	10,104,362	9,692,712

		138,847,290	136,763,290	137,775,615	136,464,714

Less:
Loss allowance for loan		(3,355,993)		(3,539,074)
Present value discount		(6,820)		(6,723)
Deferred loan origination costs and fees		(5,357)		15,314

	~~W~~	135,479,120		134,245,132

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	169,305	1,756,623	1,613,146	3,539,074
Transfer to 12-month expected credit loss		10,469	(10,413)	(56)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(40,624)	43,209	(2,585)	—
Transfer to credit-impaired		(58,875)	(814,133)	873,008	—
Provision for (reversal of) loss allowance		80,581	(318,228)	169,227	(68,420)
Write-offs		—	—	(12,532)	(12,532)
Recovery		—	—	6,465	6,465
Disposal		—	—	(124,310)	(124,310)
Debt-to-equity swap		—	—	(8,867)	(8,867)
Foreign currency translation		1,417	10,360	12,601	24,378
Other		415	3,009	(3,219)	205

Ending balance	~~W~~	162,688	670,427	2,522,878	3,355,993

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	226,114	1,292,255	2,030,954	3,549,323
Transfer to 12-month expected credit loss		8,970	(8,970)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(87,717)	87,717	—	—
Transfer to credit-impaired		(64,375)	(157,045)	221,420	—
Provision for (reversal of) loss allowance		102,164	(299,726)	168,203	(29,359)
Write-offs		—	—	(97,308)	(97,308)
Recovery		—	—	67,687	67,687
Disposal		(162)	—	(90,627)	(90,789)
Debt-to-equity swap		—	—	(108,259)	(108,259)
Foreign currency translation		1,469	23,326	14,062	38,857
Other		1	(6,206)	(17,894)	(24,099)

Ending balance	~~W~~	186,464	931,351	2,188,238	3,306,053

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
		Three-month period ended	Six-month period ended	Three-month period ended	Six-month period ended
Reversal of (provision for) loan allowance for loan	~~W~~	(17,891)	68,420	28,202	29,359
Losses on disposal of loan		(27,082)	(27,082)	(35,142)	(32,632)

		~~W~~ (44,973)	41,338	(6,940)	(3,273)

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	15,314	5,230
New deferrals		(3,833)	9,459
Amortization		(16,838)	(8,580)

Ending balance	~~W~~	(5,357)	6,109

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	5,000	671,400	—	—
Swaps		223,016,052	223,016,052	1,240,909	720,231
Options		3,867,216	9,794,010	108,378	202,058

		226,888,268	233,481,462	1,349,287	922,289
Currency
Futures		17,352	—	—	—
Forwards		73,056,695	65,321,003	1,654,590	1,316,046
Swaps		46,968,638	52,584,818	1,399,319	1,493,087
Options		294,370	128,283	1,384	3,180

		120,337,055	118,034,104	3,055,293	2,812,313
Stock
Futures		2,784	—	—	—
Options		409,352	523,092	13,183	3,795

		412,136	523,092	13,183	3,795
Allowance and other adjustments		—	—	(46,251)	(549)

		347,637,459	352,038,658	4,371,512	3,737,848
Hedging purpose derivative financial instruments:
Interest rate(*)
Swaps		22,119,043	22,119,043	839,554	22,221
Currency
Swaps		7,820,732	8,078,293	150,200	243,882
Allowance and other adjustments		—	—	(304)	(4,983)

		29,939,775	30,197,336	989,450	261,120

	~~W~~	377,577,234	382,235,994	5,360,962	3,998,968

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2018
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	689,556	—	—
Swaps		225,288,933	225,286,744	1,023,803	770,507
Options		3,522,037	9,170,743	78,355	143,062

		228,810,970	235,147,043	1,102,158	913,569
Currency
Futures		16,772	—	—	—
Forwards		62,436,615	54,638,533	719,837	726,742
Swaps		45,150,654	49,795,131	1,244,551	1,157,205
Options		185,957	80,891	771	1,643

		107,789,998	104,514,555	1,965,159	1,885,590
Stock
Futures		1,515	—	—	—
Forwards		—	500,000	128,063	—
Options		182,777	335,551	11,590	763

		184,292	835,551	139,653	763
Allowance and other adjustments		—	—	(13,515)	(483)

		336,785,260	340,497,149	3,193,455	2,799,439
Hedging purpose derivative financial instruments:
Interest rate(*)
Swaps		24,015,803	24,015,803	608,887	160,612
Currency
Swaps		7,065,363	7,339,952	73,769	277,798
Allowance and other adjustments		—	—	(203)	(5,221)

		31,081,166	31,355,755	682,453	433,189

	~~W~~	367,866,426	371,852,904	3,875,908	3,232,628

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate	~~W~~	—	614,261	1,790,501	12,082,809	7,631,472	22,119,043
Currency		235,987	232,995	2,025,765	4,904,842	421,143	7,820,732

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate	~~W~~	151,977	1,151,615	1,899,050	11,752,405	9,060,756	24,015,803
Currency		—	53,711	1,777,382	4,821,900	412,370	7,065,363

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Notional amounts			Balances		Changes in fair value
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	440,000	440,000	—	1,197	(180)
Fair value hedge accounting:
Interest rate risk:
Swaps		21,679,043	21,679,043	839,554	21,024	494,933
Currency risk:
Swaps		7,820,732	8,078,293	150,200	243,882	53,725

		29,499,775	29,757,336	989,754	264,906	548,658

	~~W~~	29,939,775	30,197,336	989,754	266,103	548,478

	December 31, 2018
	Notional amounts			Balances		Changes in fair value
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	1,250,000	1,250,000	65	3,831	4,392
Fair value hedge accounting:
Interest rate risk:
Swaps		22,765,803	22,765,803	608,822	156,781	78,830
Currency risk:
Swaps		7,065,363	7,339,952	73,769	277,798	(240,893)

		29,831,166	30,105,755	682,591	434,579	(162,063)

	~~W~~	31,081,166	31,355,755	682,656	438,410	(157,671)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Carrying amounts			Change in value of the hedged item		Changes in fair value	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	440,000	—	—	—	(1,125)
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		1,573,115	—	35,655	—	45,654	—
Debt debentures		—	31,810,010	—	283,428	(526,667)	—
Other liabilities (Deposits, etc.)		—	117,822	—	2,142	(8,556)	—

		1,573,115	31,927,832	35,655	285,570	(489,569)	—
Currency risk:
Debt debentures		—	9,710,190	—	112,060	(63,370)	—

		1,573,115	41,638,022	35,655	397,630	(552,939)	—

	~~W~~	1,573,115	42,078,022	35,655	397,630	(552,939)	(1,125)

	December 31, 2018
	Carrying amounts			Change in value of the hedged item		Changes in fair value	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	1,250,000	—	—	—	(2,579)
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		1,430,733	—	(6,070)	—	(1,682)	—
Debt debentures		—	22,750,065	—	(238,234)	(74,840)	—
Other liabilities (Deposits, etc.)		—	105,611	—	(6,199)	4,386	—

		1,430,733	22,855,676	(6,070)	(244,433)	(72,136)	—
Currency risk:
Debt debentures		—	7,184,750	—	(227,240)	236,445	—

		1,430,733	30,040,426	(6,070)	(471,673)	164,309	—

	~~W~~	1,430,733	31,290,426	(6,070)	(471,673)	164,309	(2,579)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Interest rate risk	~~W~~	5,364	842
Currency risk		(9,645)	4,554

	~~W~~	(4,281)	5,396

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month period ended June 30, 2019 and 2018 is as follows:

	2019
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	(181)	1	1,635
(*) Recognized in gains or losses related to hedging purpose derivatives.
	2018
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	1,097	122	2,045

(*)	Recognized in gains or losses related to hedging purpose derivatives.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.		47,724	43,642
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		—	2,029,845
KDB Investment Co., Ltd.		7,000	—
KDB Biz Co., Ltd.		1,500	—
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		175,596	181,840
Korea Railroad Financing 1		98,847	101,667
Korea Education Financing		57,768	59,843
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*2)		5,662	6,663
KDB Value PEF VI(*3)		402,817	385,017
KDB Consus Value PEF		411,154	411,154
KDB Sigma PEF II		130,530	129,330
KDB Value PEF VII		50,680	50,680
KDB-IAP OBOR PEF		34,140	34,140
Nvestor 2016 PEF(*4)		—	24,280
KDB Asia PEF		23,710	22,571
KDB Small Medium Mezzanine PEF		29,740	12,140
Others		817	2,357

		2,568,903	4,586,387

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Shipping and Maritime Transportation Co., Ltd.		—	500,000
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		220,850	220,850
Korea Ocean Business Corporation		631,777	134,307
Korea Appraisal Board		58,492	58,492
Multi Asset Electronic Power PEF		39,680	40,358
Shinbundang Railroad Co., Ltd.(*5)		8,811	8,821
Troika Resources Investment PEF(*6)		1,325	8,850
Hyundai Merchant Marine Co., Ltd.		78,835	78,835
GM Korea Company(*7)		409,583	450,585
Hanjin Heavy Industries & Construction Co., Ltd.(*8)		81,046	—
Others(*9)		2,072,461	2,085,092

		20,861,213	20,844,543

	~~W~~	23,430,116	25,430,930

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank decided to sell off all of its shares in Daewoo Shipbuilding & Marine Engineering Co., Ltd. and entered into the agreement for the sell-off with Hyundai Heavy Industries Co., Ltd. on March 8, 2019. As a result of the decision, the Bank reclassified the shares to assets held for sale as described in Note 16. Additionally, measuring recoverable amounts of the shares as fair value less disposal costs based on the agreement, the Bank recognized ~~W~~86,202 million of impairment losses for the six-month period ended June 30, 2019 and ~~W~~2,014,720 million of the reversal of impairment losses for the year ended December 31, 2018.

(*2)

The Bank recognized ~~W~~73 million and ~~W~~32 million of impairment losses for the period ended June 30, 2019 and the year ended December 31, 2018, respectively, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*3)

The Bank recognized ~~W~~250,793 million of impairment losses for the year ended December 31, 2018 considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows from Daewoo Engineering & Construction Co., Ltd. as an objective evidence of impairment.

(*4)	The shares are reclassified to investment in associates for the six-month period ended June 30, 2019.
(*5)

Considering the encroachment of capital flow due to the delayed opening of railway and uncollected deposit of operating income as objective evidence of impairment, the Bank recognized ~~W~~9 million and ~~W~~9,245 million of impairment losses for the period ended June 30, 2019 and the year ended December 31, 2018, respectively.

(*6)

Considering the decrease in the value in use of assets held due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~7,524 million and ~~W~~185 million of impairment losses for the period ended June 30, 2019 and the year ended December 31, 2018, respectively.

(*7)

According to Agreement of Management normalization on GM Korea Company, the Bank acquired 23,813,762 preferred shares for the year ended December 31, 2018. Additionally, considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~40,920 million and ~~W~~358,440 million of impairment losses for the period ended June 30, 2019 and the year ended December 31, 2018, respectively.

(*8)

Pursuant to debt-to-equity swap decision of the Council of Financial Creditors of Hanjin Heavy Industries & Construction Co., Ltd., the Bank newly acquired 12,231,957 shares of Hanjin Heavy Industries & Construction Co., Ltd. and recognized ~~W~~58,063 million of impairment loss considering the decline in fair values of net assets as objective evidence of impairment.

(*9)

The Bank recognized ~~W~~9,540 million of impairment losses for KoFC STIC Growth Champ No. 2010-2 PEF and 18 other companies for the period ended June 30, 2019. The Bank recognized ~~W~~55,074 million of impairment losses for KoFC STIC Growth Champ No. 2010-2 PEF and 25 other companies for the year ended December 31, 2018.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2019 and December 31, 2018 are as follows:

	Market value			Carrying amounts
	June 30, 2019		December 31, 2018	June 30, 2019	December 31, 2018
Korea Electric Power Co., Ltd.	~~W~~	5,397,061	6,991,887	16,921,067	16,921,067
Hyundai Merchant Marine Co., Ltd.		152,643	152,231	78,835	78,835
Hanjin Heavy Industries & Construction Co., Ltd.		81,046	—	81,046	—
Dongbu Steel Co., Ltd.		73,171	68,880	19	19
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*)		—	2,040,060	—	2,029,845

(*)	The Bank reclassified the shares to assets held for sale as described in Note 16.

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	2,222,335	1,861,605	360,730	65,469	7,385	20,007	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,081,885	996,113	85,772	27,369	3,696	4,227	100.00
KDB Ireland Ltd.	Ireland	December	Finance		450,719	354,987	95,732	18,207	2,870	8,967	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		662,989	586,823	76,166	15,107	5,886	10,906	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		346,932	267,547	79,385	36,860	3,203	6,939	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,898,046	7,709,971	4,188,075	4,222,564	340,506	347,853	55.72
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		336,259	317,366	18,893	125,598	(22,289)	(22,295)	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		286,781	255,979	30,802	71,015	(2,471)	(2,471)	100.00
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		594,085	724,178	(130,093)	309,467	(14,361)	(14,361)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		6,273,674	5,364,076	909,598	262,420	53,708	54,161	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		424,146	287	423,859	7,881	7,237	7,237	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		197,774	7	197,767	2,674	2,419	2,419	50.00
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment		115,707	5	115,702	2,151	1,998	1,998	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		47,395	11,061	36,334	17,514	10,004	10,004	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		6,875	255	6,620	5	(380)	(380)	100.00

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2019
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KDB Biz Co., Ltd.	Korea	December	Services	3,152	1,610	1,542	1,696	42	42	100.00
Korea Infrastructure Financing Co.	Korea	December	Financial investment	6,513	4	6,509	255	218	218	85.00
KDB Value PEF VI	Korea	December	Financial investment	10,466,651	8,590,639	1,876,012	4,360,877	24,436	34,703	99.84
KDB Consus Value PEF	Korea	December	Financial investment	19,360,513	18,268,614	1,091,899	1,956,510	105,359	267,374	68.20
KDB Sigma PEF II	Korea	December	Financial investment	218,496	537	217,959	904	1,417	(2,793)	60.00
KDB Value PEF VII(*3)	Korea	December	Financial investment	113,291	2,612	110,679	18,077	17,515	17,515	50.00
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment	150,443	51,713	98,730	—	2,269	5,554	33.52
KDB Asia PEF(*3)	Korea	December	Financial investment	48,170	203	47,967	—	(1,823)	3,341	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment	41,917	370	41,547	22	(1,583)	(1,544)	66.67
Components and Materials M&A PEF	Korea	December	Financial investment	1,078	1,814	(736)	3	(60)	(60)	83.33
KDB Venture M&A PEF	Korea	December	Financial investment	120	7,910	(7,790)	—	—	—	57.56
KDBC IP Investment Fund 2(*3)	Korea	December	Financial investment	6,018	3,233	2,785	963	721	721	33.33
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	192,690,763	122,899,527	69,791,236	28,319,378	(1,235,344)	(1,316,832)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,546,297	491,602	1,054,695	330,213	4,829	4,829	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	872,563	51,808	820,755	33,019	29,540	29,540	26.67
Korea Ocean Business Corporation	Korea	December	Finance	3,323,738	927,775	2,395,963	6,663	(55,123)	(54,952)	22.37
Korea Appraisal Board	Korea	December	Appraisal	262,194	45,944	216,250	79,150	9,971	9,779	30.60
GM Korea Company(*4)	Korea	December	Manufacturing	5,844,256	3,646,735	2,197,521	4,436,635	(103,785)	(103,785)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	6,347,219	5,504,748	842,471	2,712,901	(379,201)	(375,151)	12.94
Multi Asset Electronic Power PEF	Korea	December	Financial investment	77,840	678	77,162	3,968	3,864	3,864	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	716,747	975,103	(258,356)	53,171	(6,812)	(6,812)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	10,789	7,558	3,231	3,396	2,347	2,347	54.94
Hanjin Heavy Industries & Construction Co., Ltd.(*5)	Korea	December	Manufacturing	2,311,336	2,077,696	233,640	690,651	213,785	255,688	16.14

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,956,143	1,615,419	340,724	84,594	19,153	30,281	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		917,265	835,739	81,526	85,749	2,478	(398)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		460,344	373,580	86,764	26,832	7,245	7,190	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		633,731	568,471	65,260	26,901	8,993	10,400	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		328,486	256,040	72,446	149,042	11,764	2,641	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,918,522	8,078,300	3,840,222	9,644,384	344,722	332,469	55.72
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		331,754	290,565	41,189	252,022	13,592	12,284	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		271,540	238,267	33,273	116,797	107	89	100.00
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		620,478	736,212	(115,734)	521,071	(52,747)	(54,366)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,594,986	4,694,534	900,452	480,479	121,616	121,110	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		439,795	301	439,494	17,279	15,913	15,913	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		203,497	9	203,488	5,635	5,081	5,081	50.00
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment		120,183	7	120,176	4,938	4,614	4,614	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		47,347	8,617	38,730	31,468	17,705	17,655	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		7,655	6	7,649	671	580	580	85.00
KDB Value PEF VI	Korea	December	Financial investment		9,358,161	7,578,192	1,779,969	10,733,868	(99,183)	(111,750)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		18,700,778	17,896,897	803,881	3,909,771	51,684	171,878	68.20
KDB Sigma PEF II	Korea	December	Financial investment		220,445	543	219,902	994	(1,215)	(1,958)	60.00
KDB Value PEF VII(*3)	Korea	December	Financial investment		96,390	3,226	93,164	40,487	12,973	18,127	50.00
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment		146,697	49,982	96,715	—	6,870	10,885	33.52
Nvestor 2016 PEF	Korea	December	Financial investment		70,452	25,252	45,200	29,149	8,711	8,711	80.00
KDB Asia PEF(*3)	Korea	December	Financial investment		42,549	200	42,349	—	(4,643)	616	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		17,968	1,278	16,690	7	(1,520)	(1,520)	66.67
KoFC-KBIC Frontier Champ 2010-5 PEF(*3)	Korea	December	Financial investment		469	3	466	1,460	1,453	1,453	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,136	1,812	(676)	4	(26)	(26)	83.33

Subsidiaries:
KDB Venture M&A PEF	Korea	December	Financial investment	~~W~~	120	7,910	(7,790)	—	—	—	57.56
KDBC IP Investment Fund 2(*3)	Korea	December	Financial investment		10,096	3,085	7,011	1,143	712	712	33.33

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2018
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund(*3)	Korea	December	Financial investment	6,050	2	6,048	1,432	(394)	(394)	50.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	185,249,061	114,156,299	71,092,762	60,627,610	(1,314,567)	(1,426,477)	32.90
Korea Shipping and Maritime Transportation Co., Ltd.	Korea	December	Transportation Leasing	1,062,673	9,060	1,053,614	24,840	199,796	189,062	50.00
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,428,674	370,333	1,058,341	738,061	9,053	5,690	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	850,334	32,069	818,265	61,021	54,008	54,008	26.67
Korea Ocean Business Corporation	Korea	December	Financial investment	2,715,960	344,344	2,371,616	30,663	(195,474)	(200,715)	4.62
Korea Appraisal Board	Korea	December	Appraisal	257,206	47,221	209,985	151,023	8,598	7,561	30.60
GM Korea Company(*4)	Korea	December	Manufacturing	6,128,492	3,862,366	2,266,126	9,341,988	(833,987)	(828,248)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	4,121,440	3,081,769	1,039,671	5,222,124	(790,739)	(807,995)	13.05
Multi Asset Electronic Power PEF	Korea	December	Financial investment	79,224	743	78,481	5,686	5,468	5,468	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	725,065	976,609	(251,544)	87,340	(33,762)	(33,762)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	21,201	6,228	14,973	65	(2,482)	(2,482)	54.94

(*1)

The Bank consolidates directly the investees which were subsidiaries of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has control over the investees through the commencement of the administrative proceeding for the year ended December 31, 2017.

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)

Although the Bank’s shareholding in GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors.

(*5)	Although the Bank’s shareholding is less than 20%, the Bank is considered to have significant influence as the principal creditor bank..
(*6)	The shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*7)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t have the ability to direct the relevant activities unilaterally.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Changes in accounting policy	January 1, 2019 (Restated)	Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2019
Acquisition cost:
Land	~~W~~	312,925	—	312,925	683	(29)	3,462	(285)	316,756
Buildings and structures		398,567	—	398,567	5,196	(857)	1,918	1	404,825
Leasehold improvements		40,892	(40,892)	—	—	—	—	—	—
Vehicles		831	—	831	—	(122)	—	17	726
Equipment		52,680	—	52,680	830	(157)	—	193	53,546
Construction in progress		108,587	—	108,587	38,089	—	—	—	146,676
Right-of-use assets		—	98,596	98,596	5,466	—	—	—	104,062
Others		172,478	—	172,478	1,601	—	—	88	174,167

		1,086,960	57,704	1,144,664	51,865	(1,165)	5,380	14	1,200,758

Accumulated depreciation:
Buildings and structures(*)		178,467	—	178,467	6,530	(628)	1,073	(14)	185,428
Leasehold improvements		32,501	(32,501)	—	—	—	—	—	—
Vehicles		809	—	809	182	(110)	—	(167)	714
Equipment(*)		44,747	—	44,747	1,317	(119)	—	162	46,107
Right-of-use assets		—	32,501	32,501	18,147	—	—	2,064	52,712
Others		126,450	—	126,450	8,872	—	—	71	135,393

		382,974	—	382,974	35,048	(857)	1,073	2,116	420,354

Accumulated impairment losses:
Land		3,023	—	3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	2,361	—	—	—	—	2,361

		5,384	—	5,384	—	—	—	—	5,384

	~~W~~	698,602	57,704	756,306	16,817	(308)	4,307	(2,102)	775,020

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

12. Property and Equipment, Continued

	2018
	January 1, 2018		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2018
Acquisition cost:
Land	~~W~~	250,461	232	(63)	922	16	251,568
Buildings and structures		388,423	3,984	(276)	356	40	392,527
Leasehold improvements		39,870	1,104	(2,897)	—	16	38,093
Vehicles		927	—	(108)	—	17	836
Equipment		51,773	650	(326)	—	211	52,308
Construction in progress		79,032	21,379	—	—	—	100,411
Others		141,822	13,520	(1,114)	—	103	154,331

		952,308	40,869	(4,784)	1,278	403	990,074

Accumulated depreciation:
Buildings and structures(*)		165,607	5,745	(84)	343	36	171,647
Leasehold improvements		31,684	1,870	(2,786)	—	(56)	30,712
Vehicles		860	30	(97)	—	16	809
Equipment(*)		42,920	1,378	(326)	—	181	44,153
Others		112,969	6,471	(1,113)	—	69	118,396

		354,040	15,494	(4,406)	343	246	365,717

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	592,884	25,375	(378)	935	157	618,973

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

13. Investment Property

Changes in investment property for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Acquisition/ depreciation	Reclassification	June 30, 2019
Acquisition cost:
Land	~~W~~	52,922	—	(3,462)	49,460
Buildings and structures		41,802	—	(1,918)	39,884

		94,724	—	(5,380)	89,344

Accumulated depreciation:
Buildings and structures		20,630	512	(1,073)	20,069

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	71,119	(512)	(4,307)	66,300

	2018
	January 1, 2018		Acquisition/ depreciation	Reclassification	June 30, 2018
Acquisition cost:
Land	~~W~~	58,843	—	(922)	57,921
Buildings and structures		42,577	—	(356)	42,221

		101,420	—	(1,278)	100,142

Accumulated depreciation:
Buildings and structures		20,054	1,001	(343)	20,712

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	78,391	(1,001)	(935)	76,455

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~74,412 million and ~~W~~77,890 million as of June 30, 2019 and December 31, 2018, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 45.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2019
Development expense	~~W~~	150,600	2,455	—	(4,455)	—	148,600
Equipment usage right		593	—	—	(28)	17	582
Other deposits provided		11,435	—	—	—	9	11,444
Others		11,258	1,981	—	(2,751)	10	10,498

	~~W~~	173,886	4,436	—	(7,234)	36	171,124

	2018
	January 1, 2018		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2018
Development expense	~~W~~	67,920	35,200	—	(6,645)	—	96,475
Equipment usage right		626	—	—	(27)	23	622
Other deposits provided		11,431	—	—	—	5	11,436
Others		10,525	2,734	—	(2,302)	3	10,960

	~~W~~	90,502	37,934	—	(8,974)	31	119,493

15. Other Assets

Other assets as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Accounts receivable	~~W~~	8,890,358	2,092,331
Unsettled domestic exchange receivables		1,184,256	1,741,236
Accrued income		522,562	433,207
Guarantee deposits		147,709	147,528
Financial guarantee asset		20,661	22,638
Prepaid expenses		7,080	3,461
Advance payments		17,095	16,029
Others		102,888	97,862

		10,892,609	4,554,292
Loss allowance for other assets		(241,991)	(242,113)
Present value discount		(3,837)	(2,712)

	~~W~~	10,646,781	4,309,467

The carrying amounts of financial assets included in other assets above amounted to ~~W~~10,526,160 million and ~~W~~4,200,101 million as of June 30, 2019 and December 31, 2018, respectively, and their fair value amounted to ~~W~~10,769,824 million and ~~W~~4,203,448 million as of June 30, 2019 and December 31, 2018, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

16. Assets Held for Sale

For attracting investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Daewoo Shipbuilding & Marine Engineering”), the Bank’s subsidiary, the Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the basic agreement on January 31, 2019 and the contract on investment on March 8, 2019. According to the contract, Hyundai Heavy Industries will make shipbuilding segment, special ship segment, industrial plant segment and engine & machinery segment into each new company and surviving company, Korea Shipbuilding & Offshore Engineering Co., Ltd. (“Korea Shipbuilding & Offshore Engineering”), into holding company defined in the Monopoly Regulation and Fair Trade Act. The Bank will invest the common shares of Daewoo Shipbuilding & Marine Engineering into the common shares and redeemable convertible preference shares of Korea Shipbuilding & Offshore Engineering. Also, Korea Shipbuilding & Offshore Engineering will finance new common shares of Daewoo Shipbuilding & Marine Engineering and be obliged to fund Daewoo Shipbuilding & Marine Engineering.

The contract will be completed after the satisfaction of the contract’s precondition including governmental permission of different countries.

Assets held for sale as of June 30, 2019 are as follows:

	Acquisition cost		Fair value	Carrying amount	Reversal of impairment loss
Assets held for sale:
Investments in subsidiaries and associates	~~W~~	2,244,664	1,953,439	1,943,642	282,323

17. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Debentures	~~W~~	2,336,117	2,164,538

Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Carrying amount	~~W~~	2,336,117	2,164,538
Contractual cash flow amounts		2,159,632	2,040,344

Difference	~~W~~	176,485	124,194

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

18. Deposits

Deposits as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	121,277	121,277	103,253	103,253
Time and savings deposits		26,909,983	26,846,396	25,150,481	25,162,058
Certificates of deposit		351,433	351,358	52,457	52,481

		27,382,693	27,319,031	25,306,191	25,317,792

Deposits in foreign currencies:
Demand deposits		1,293,019	1,293,019	1,227,972	1,227,972
Time and savings deposits		1,920,137	1,923,317	2,125,103	2,125,079
Certificates of deposit		4,240,206	4,240,076	3,224,849	3,219,921

		7,453,362	7,456,412	6,577,924	6,572,972

Off-shore deposits in foreign currencies:
Demand deposits		529,259	529,259	561,660	561,660

	~~W~~	35,365,314	35,304,702	32,445,775	32,452,424

19. Borrowings

(1)	Borrowings as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	3,916,500	3,909,575
Borrowings in foreign currencies	—	5.49		11,174,195	11,158,282
Off-shore borrowings in foreign currencies	2.23	4.32		1,250,802	1,247,583
Others	0.15	3.25		3,533,933	3,534,344

				19,875,430	19,849,784

Deferred borrowing costs				(215)

			~~W~~	19,875,215

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

19. Borrowings, Continued

	December 31, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	3,988,353	3,989,389
Borrowings in foreign currencies	—	5.50		11,493,651	11,535,443
Off-shore borrowings in foreign currencies	1.46	4.32		1,332,718	1,335,672
Others	0.15	5.30		2,995,519	2,995,500

				19,810,241	19,856,004

Deferred borrowing costs				(500)

			~~W~~	19,809,741

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2019 and December 31, 2018 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2019		December 31, 2018
Ministry of Economy and Finance	Borrowings from government fund(*)	0.87 ~ 1.37	~~W~~	181,819	193,790

Industrial Bank of Korea	Borrowings from IT industry promotion fund	0.10 ~ 1.00		463	920

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	0.70 ~ 3.04		84,136	87,023

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50		2,647,141	2,665,403

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 3.10		484,809	551,411

Local governments	Borrowings from local small and medium enterprise promotion fund	0.00 ~ 3.28		53,724	53,420

The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 0.75		131,354	113,825

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		333,054	322,561

			~~W~~	3,916,500	3,988,353

(*) Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

19. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2019 and December 31, 2018 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2019		December 31, 2018
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	134,064	139,187

Mizuho and others	Bank loans from foreign funds	3M Libor + 0.25 ~ 3M Libor + 0.78		1,041,120	1,118,100
Ministry of Economy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22 ~ 3M Libor + 0.74		936,622	910,878
Central Bank of the Republic Uzbekistan and others	Off-shore short-term borrowings	2.23 ~ 2.80		897,744	875,783
HSBC and others	Off-shore long-term borrowings	3M Libor + 0.36 ~ 3M Libor + 0.62		343,144	444,159

JBIC	Off-shore borrowings from JBIC	4.27 ~ 4.32		9,914	12,776

Others	Short-term borrowings in foreign currencies	0.00 ~ 5.50		7,715,829	7,881,995
	Long-term borrowings in foreign currencies	0.12 ~ 3.44		1,346,560	1,443,491

			~~W~~ 12,424,997		12,826,369

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

20. Debentures

Details of debentures as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.03	6.60	~~W~~	92,566,258	93,804,990
Discount on debentures				(100,201)
Premium on debentures				70
Valuation adjustment for fair value hedges				102,303

				92,568,430

Debentures in foreign currencies:
Debentures	0.02	6.97		14,477,900	14,705,710
Discount on debentures				(36,654)
Valuation adjustment for fair value hedges				274,608

				14,715,854

Off-shore debentures:
Debentures	—	7.73		10,970,266	11,048,038
Discount on debentures				(23,971)
Valuation adjustment for fair value hedges				18,577

				10,964,872

			~~W~~	118,249,156	119,558,738

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

20. Debentures, Continued

	December 31, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.30	6.90	~~W~~	95,431,251	96,161,132
Discount on debentures				(53,254)
Premium on debentures				114
Valuation adjustment for fair value hedges				(35,014)

				95,343,097

Debentures in foreign currencies:
Debentures	0.02	6.97		13,811,420	13,615,184
Discount on debentures				(29,804)
Valuation adjustment for fair value hedges				(160,279)

				13,621,337

Off-shore debentures:
Debentures	—	7.73		10,617,785	10,349,626
Discount on debentures				(26,037)
Valuation adjustment for fair value hedges				(270,181)

				10,321,567

			~~W~~	119,286,001	120,125,942

21. Net Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of net defined benefit liabilities as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Present value of defined benefit obligation	~~W~~	388,405	377,361
Fair value of plan assets		(305,777)	(315,210)

	~~W~~	82,628	62,151

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

21. Net Defined Benefit Liabilities, Continued

(2)	Changes in net defined benefit liabilities for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	377,361	(315,210)	62,151
Current service costs		19,879	—	19,879
Interest expense (income)		4,916	(4,286)	630
Benefits paid by the plan		(13,751)	13,719	(32)

Ending balance	~~W~~	388,405	(305,777)	82,628

	2018
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	343,887	(298,240)	45,647
Current service costs		19,721	—	19,721
Interest expense (income)		5,302	(4,764)	538
Benefits paid by the plan		(8,787)	8,752	(35)

Ending balance	~~W~~	360,123	(294,252)	65,871

(3)	Fair value of plan assets for each type as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	305,777	—	315,210

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	9,936	19,879	9,853	19,721
Interest expense (income), net		315	630	270	538

	~~W~~	10,251	20,509	10,123	20,259

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

21. Net Defined Benefit Liabilities, Continued

(5)	The principal actuarial assumptions used as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019	December 31, 2018
Discount rate (%)	2.77	2.77
Future salary increasing rate (%)	6.23	6.23

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2018 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.44% decrease	11.19% increase
Future salary increasing rate	10.48% increase	9.04% decrease

(7)	The weighted average duration of defined benefit obligation is 11.35 years as of December 31, 2018.

22. Provisions

(1)	Details of provisions as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Provision for unused commitments	~~W~~	479,874	469,684
Provision for financial guarantee		64,993	111,181
Provision for payment guarantees		895,290	787,765
Provision for possible losses from lawsuits		12,302	12,302
Other provision		7,733	7,786

	~~W~~	1,460,192	1,388,718

(2)	Changes in provision for unused commitments for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	288,778	180,906	—	469,684
Transfer to 12-month expected credit loss		224,540	(224,540)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(3,246)	3,246	—	—
Impairment loss (gain)		(240,059)	241,481	—	1,422
Foreign currency translation		8,307	461	—	8,768

Ending balance	~~W~~	278,320	201,554	—	479,874

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	17,718	447,095	19	464,832
Transfer to 12-month expected credit loss		301,922	(301,922)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(7,000)	7,000	—	—
Impairment loss (gain)		(5,081)	33,966	(19)	28,866
Foreign currency translation		13,931	714	—	14,645

Ending balance	~~W~~	321,490	186,853	—	508,343

(3)	Changes of provision for financial guarantee for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,400	71,546	38,235	111,181
Transfer to 12-month expected credit loss		1	(1)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(455)	455	—	—
Transfer to credit-impaired		(894)	(543)	1,437	—
Impairment loss (gain)		1,220	(49,036)	568	(47,248)
Foreign currency translation		18	955	87	1,060

Ending balance	~~W~~	1,290	23,376	40,327	64,993

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,763	72,267	73,458	147,488
Transfer to 12-month expected credit loss		363	(295)	(68)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(496)	548	(52)	—
Transfer to credit-impaired		—	(7,277)	7,277	—
Impairment loss (gain)		180	2,357	9,502	12,039
Foreign currency translation		6	2,191	298	2,495

Ending balance	~~W~~	1,816	69,791	90,415	162,022

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

(4)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	292,946	247,521	247,298	787,765
Transfer to 12-month expected credit loss		89,928	(89,928)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(60,944)	60,944	—	—
Transfer to credit-impaired		(283,491)	(39,411)	322,902	—
Impairment loss (gain)		116,275	66,182	(99,547)	82,910
Foreign currency translation		5,032	8,154	11,429	24,615

Ending balance	~~W~~	159,746	253,462	482,082	895,290

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	9,512	426,421	208,078	644,011
Transfer to 12-month expected credit loss		114,022	(114,022)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(778)	778	—	—
Transfer to credit-impaired		(5,899)	(2,670)	8,569	—
Impairment loss (gain)		66,340	(62,716)	(17,068)	(13,444)
Foreign currency translation		3,734	10,739	7,281	21,754

Ending balance	~~W~~	186,931	258,530	206,860	652,321

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

(5)	Changes of provision for possible losses from lawsuits and other provision for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	Provision for possible losses from lawsuits		Other provision
Beginning balance	~~W~~	12,302	7,786
Provision used		—	(53)

Ending balance	~~W~~	12,302	7,733

	2018
	Provision for possible losses from lawsuits		Other provision
Beginning balance	~~W~~	135,497	8,965
Provision used		(121,128)	(1,179)

Ending balance	~~W~~	14,369	7,786

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2019, the Bank is involved in 26 lawsuits as a plaintiff and 41 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~197,516 million and ~~W~~240,388 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2019 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

Major lawsuits in progress as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st and 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1th JV Securitization Specialty Co., Ltd.	Claim for transfer of credit		8,792	1st trial in progress
Bankrupcy administrator of Dongbu AMC Ltd.	Claim for decision on acceptance of unjust application		6,699	1st trial ruled against the Bank; 2nd trial in progress
Kyungwon Construction, Co., Ltd.	Affirmation of the non- existence of right of retention		5,688	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st and 2nd trial ruled partially in against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for objection against application		19,658	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of reducted price of sale		13,898	1st trial ruled partially against the Bank; 2nd trial ruled in favor of the Bank; 3rd trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

	December 31, 2018
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st and 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1th JV Securitization Specialty Co., Ltd.	Claim for transfer of credit		8,792	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st trial ruled partially against the Bank; 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st, trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of reducted price of sale		13,898	1st trial ruled partially against the Bank; 2nd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

23. Other Liabilities

(1)	Other liabilities as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Accounts payable	~~W~~	8,650,340	1,857,585
Lease liabilities		43,395	—
Accrued expense		2,017,372	1,930,986
Unearned income		42,767	41,298
Deposits withholding tax		22,668	30,918
Guarantee money received		246,833	213,286
Foreign exchanges payable		104,427	10,969
Domestic exchanges payable		240,332	312,911
Borrowing from trust accounts		1,544,903	792,364
Financial guarantee liability		23,408	28,628
Others		53,066	46,263

		12,989,511	5,265,208
Present value discount		(4,526)	(351)

	~~W~~	12,984,985	5,264,857

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~12,862,250 million and ~~W~~5,139,270 million as of June 30, 2019 and December 31, 2018, respectively, and their fair value amounted to ~~W~~12,858,790 million and ~~W~~5,139,289 million as of June 30, 2019 and December 31, 2018, respectively.

(2)	Details of lease liabilities as of June 30, 2019 are as follows:

	Face value		Discount	Carrying amounts
Real estate	~~W~~	41,548	(4,134)	37,414
Vehicles		1,700	(30)	1,670
Others		147	(2)	145

	~~W~~	43,395	(4,166)	39,229

Cash payments for the principal portion of the lease liabilities are ~~W~~15,125 million and cash payments for the interest portion of the lease liabilities are ~~W~~1,304 million for the six-month period ended June 30, 2019.

24. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,721,619,768 shares issued and 3,621,619,768 shares issued as of June 30, 2019 and December 31, 2018, respectively, and outstanding with a total par value of ~~W~~18,608,099 million and ~~W~~18,108,099 million as of June 30, 2019 and December 31, 2018, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

24. Equity, Continued

(2) Capital surplus

Capital surplus as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Paid-in capital in excess of par value	~~W~~	59,903	62,309
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,494,771	2,497,177

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Net gain (loss) on securities measured at FVOCI
Valuation gain (loss) on securities measured at FVOCI (before tax)	~~W~~	(46,596)	(93,687)
Loss allowance for securities measured at FVOCI (before tax)		76,554	76,494
Income tax effect		(8,239)	4,728

		21,719	(12,465)

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(5,434)	(33,017)
Income tax effect		—	—

		(5,434)	(33,017)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(1,125)	(2,579)
Income tax effect		(309)	709

		(1,434)	(1,870)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		15,828	15,828
Income tax effect		(4,352)	(4,352)

		11,476	11,476

Fair value changes on financial liabilities designated at fair value due to credit risk
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk (before tax)		(5,309)	4,384
Income tax effect		1,460	(1,206)

		(3,849)	3,178

	~~W~~	22,478	(32,698)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

24. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Increase (Decrease)	Tax Effect	June 30, 2019
Gain on Securities Measured at FVOCI	~~W~~	(12,465)	47,151	(12,967)	21,719
Exchange differences on translation of foreign operations		(33,017)	27,583	—	(5,434)
Valuation loss on cash flow hedge		(1,870)	1,454	(1,018)	(1,434)
Remeasurements of defined benefit liabilities		11,476	—	—	11,476
Valuation gain on financial liabilities designated at fair value due to credit risk		3,178	(9,693)	2,666	(3,849)

	~~W~~	(32,698)	66,495	(11,319)	22,478

	2018
	January 1, 2018		Increase (Decrease)	Tax Effect	June 30, 2018
Gain on Securities Measured at FVOCI	~~W~~	161,165	(17,620)	4,850	148,395
Exchange differences on translation of foreign operations		(69,420)	39,199	—	(30,221)
Valuation loss on cash flow hedge		(5,009)	1,097	(302)	(4,214)
Remeasurements of defined benefit liabilities		15,864	—	—	15,864
Valuation gain on financial liabilities designated at fair value due to credit risk		9,520	(277)	76	9,319

	~~W~~	112,120	22,399	4,624	139,143

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Legal reserve	~~W~~	1,177,851	173,913
Voluntary reserve
Regulatory reserve for loan losses		1,227,700	1,372,030
Unappropriated retained earnings		2,382,485	2,866,706

	~~W~~	4,788,036	4,412,649

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

24. Equity, Continued

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	173,913	—
Transfer from retained earnings		1,003,938	173,913
Coverage of deficits		—	—

Ending balance	~~W~~	1,177,851	173,913

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	2,866,706	434,782
Changes in accounting policy		65	290,907
Contribution to legal reserve		(1,003,938)	(173,913)
Transfer from (contribution to) regulatory reserve for credit losses		144,330	(63,530)
Dividends		(144,865)	(147,092)
Reclassification of gain or loss on equity securities measured at FVOCI		(8,893)	9,191
Profit for the period		529,080	520,308

Ending balance	~~W~~	2,382,485	870,653

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Beginning balance	~~W~~	1,227,700	1,372,030
Planned provision for (reversal of) reserve for credit losses
Changes in accounting policy		—	(8,262)
Planned provision for (reversal of) reserve for credit losses		8,617	(136,068)

		8,617	(144,330)

Ending balance	~~W~~	1,236,317	1,227,700

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

24. Equity, Continued

(ii)

Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	328,475	529,080	43,303	520,308
Obligated amount of provision for (reverse of) regulatory reserve for credit losses		(45,863)	(8,617)	(547,826)	197,998

Profit (loss) after adjusting regulatory reserve for credit losses	~~W~~	282,612	520,463	(504,523)	718,306

Earnings (loss) per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	76	141	(140)	200

25. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	26,991	51,446	21,601	38,313
Securities measured at FVTPL		15,088	31,317	11,318	20,965
Securities measured at FVOCI		92,962	180,868	101,394	201,159
Securities measured at amortized cost		10,590	20,706	5,405	9,304
Loans measured at FVTPL		4,562	7,173	9,621	17,135
Loans measured at amortized cost		1,152,083	2,289,723	1,128,037	2,204,925

		1,302,276	2,581,233	1,277,376	2,491,801

Interest expense:
Financial liabilities measured at FVTPL		(22,211)	(44,302)	(22,933)	(37,462)
Deposits		(155,920)	(301,437)	(121,574)	(241,887)
Borrowings		(118,377)	(233,786)	(108,320)	(200,256)
Debentures		(737,746)	(1,484,308)	(713,320)	(1,375,653)

		(1,034,254)	(2,063,833)	(966,147)	(1,855,258)

	~~W~~	268,022	517,400	311,229	636,543

Interest received from impaired assets relating to loans measured at amortized cost and loans for the six-month periods ended June 30, 2019 and 2018 were ~~W~~17,357 million and ~~W~~25,666 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

26. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	39,426	70,941	35,562	69,944
Underwriting and investment consulting commissions		27,933	41,622	17,672	33,874
Brokerage and agency commissions		754	2,365	1,491	2,844
Trust and retirement pension plan commissions		7,825	16,348	5,510	14,767
Fees on asset management		739	1,687	805	1,796
Other fees		22,445	38,948	14,770	24,681

		99,122	171,911	75,810	147,906

Fees and commission expenses:
Brokerage and agency fees		(2,944)	(5,134)	(2,697)	(4,875)
Other fees		(4,879)	(10,715)	(6,430)	(10,390)

		(7,823)	(15,849)	(9,127)	(15,265)

	~~W~~	91,299	156,062	66,683	132,641

27. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	28,769	92,727	31,633	53,528
Securities measured at FVOCI		563	110,131	1,497	127,409
Investments in subsidiaries and associates		70,715	150,362	61,476	352,532

	~~W~~	100,047	353,220	94,606	533,469

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

28. Net Gain on Securities Measured at FVTPL

Net gain related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	27,952	174,017	17,975	35,316
Gains on valuation		51,982	132,951	64,028	124,763

		79,934	306,968	82,003	160,079

Losses on securities measured at FVTPL:
Losses on sale		(3,830)	(5,647)	(17,864)	(35,411)
Losses on valuation		(2,734)	(72,344)	(40,992)	(82,610)
Purchase related expense		(40)	(73)	(41)	(76)

		(6,604)	(78,064)	(58,897)	(118,097)

	~~W~~	73,330	228,904	23,106	41,982

29. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	399	663	—	—
Gains on valuation		(126)	1,265	(5,572)	28,671

		273	1,928	(5,572)	28,671

Losses on financial liabilities measured at FVTPL:
Losses on valuation		(25,564)	(44,855)	(121)	(1,484)

	~~W~~	(25,291)	(42,927)	(5,693)	27,187

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

30. Net Gain (Loss) on Securities Measured at FVOCI

Net gain (loss) related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	20,163	35,494	4,718	7,594
Reversal of impairment losses		—	—	1,334	7,286

		20,163	35,494	6,052	14,880

Losses on securities measured at FVTPL:
Losses on sale		(658)	(9,075)	(6,147)	(14,678)
Impairment losses		3,215	(402)	—	(3,389)

		2,557	(9,477)	(6,147)	(18,067)

	~~W~~	22,720	26,017	(95)	(3,187)

31. Net Loss on Derivatives

Net loss on derivatives for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	691,364	1,406,131	447,844	1,274,691
Currency		3,373,153	5,697,325	3,244,736	4,788,173
Stock		9,635	13,271	5,632	13,836
Commodity		—	—	—	743
Embedded derivatives		—	—	—	638
Gains on adjustment of derivatives		157	1,280	752	1,790

		4,074,309	7,118,007	3,698,964	6,079,871

Losses on trading purpose derivatives:
Interest		(675,405)	(1,332,632)	(402,637)	(1,221,075)
Currency		(3,270,094)	(5,515,261)	(2,997,791)	(4,618,991)
Stock		(8,000)	(140,723)	(2,531)	(12,506)
Commodity		—	—	—	(743)
Losses on adjustment of derivatives		(6,958)	(38,909)	(13,290)	(14,676)

		(3,960,457)	(7,027,525)	(3,416,249)	(5,867,991)

		113,852	90,482	282,715	211,880

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

31. Net Loss on Derivatives, Continued

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		284,308	529,630	16,270	29,706
Currency		36,788	103,389	—	122,971
Gains on adjustment of derivatives		(10)	19	72	178

		321,086	633,038	16,342	152,855

Losses on hedging purpose derivatives:
Interest		(27,791)	(35,755)	(53,204)	(286,365)
Currency		9,840	(46,981)	(414,841)	(411,411)
Losses on adjustment of derivatives		(192)	(377)	(94)	(224)

		(18,143)	(83,113)	(468,139)	(698,000)

		302,943	549,925	(451,797)	(545,145)

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		18,910	51,247	81,622	358,758
Gains on redemption		9,023	11,043	174,663	176,330

		27,933	62,290	256,285	535,088

Losses on fair value hedged items:
Losses on valuation		(455,677)	(865,118)	—	(147,628)
Losses on redemption		(16,255)	(20,831)	(165,768)	(169,307)

		(471,932)	(885,949)	(165,768)	(316,935)

		(443,999)	(823,659)	90,517	218,153

	~~W~~	(27,204)	(183,252)	(78,565)	(115,112)

Related with cash flow hedge, the Bank recognized ~~W~~1 million of gain and ~~W~~122 million of gain in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2019 and 2018, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

32. Net Foreign Currency Transaction Gain

Net foreign currency transaction gain for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	140,676	237,541	112,682	254,923
Losses on foreign exchange transactions		(139,999)	(242,173)	(104,278)	(239,211)

		677	(4,632)	8,404	15,712

Net gain on foreign exchange translations:
Gains on foreign exchange translations		1,631,568	2,161,386	1,061,238	1,440,054
Losses on foreign exchange translations		(1,587,926)	(2,053,609)	(969,304)	(1,288,474)

		43,642	107,777	91,934	151,580

	~~W~~	44,319	103,145	100,338	167,292

33. Other Operating Expense, net

Other operating income and expense for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	61,513	61,513	15,197	17,986
Gains on disposal of loans measured at FVTPL		13,435	17,373	6,523	6,523
Gains on valuation of loans measured at FVTPL		16,534	35,363	62,785	72,790
Gains on disposal of investments in subsidiaries and associates		3,308	3,324	437	374
Others		3,028	4,533	1,295	2,728

		97,818	122,106	86,237	100,401

Other operating expenses:
Losses on sale of loans		(88,595)	(88,595)	(50,339)	(50,618)
Losses on disposal of loans measured at FVTPL		(5,584)	(5,931)	(9,923)	(11,491)
Losses on valuation of loans measured at FVTPL		(21,130)	(36,418)	—	(9,993)
Losses on disposal of investments in subsidiaries and associates		(13)	(22)	—	(10)
Insurance expenses		(11,755)	(23,332)	(11,569)	(23,511)
Credit guarantee fund salary		(38,920)	(73,917)	(34,629)	(69,090)
Educational taxes		(6,628)	(14,274)	(6,868)	(15,433)
Foreign security contributions		(4,936)	(7,007)	(3,453)	(5,692)
Others		(8,006)	(11,715)	(4,799)	(9,172)

		(185,567)	(261,211)	(121,580)	(195,010)

	~~W~~	(87,749)	(139,105)	(35,343)	(94,609)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

34. Provision for Credit Losses

Provision for (reversal of) credit losses for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for (reversal of) loss allowance for loan	~~W~~	17,891	(68,420)	(28,202)	(29,359)
Provision for (reversal of) loss allowance for other assets		(1,924)	(1,745)	(6,289)	11,784
Provision for (reversal of) unused commitments		48,685	1,422	(24,861)	28,866
Provision for (reversal of) financial guarantee		(52,124)	(47,248)	8,551	12,039
Provision for (reversal of) payment guarantees		(42,618)	82,910	20,101	(13,444)

	~~W~~	(30,090)	(33,081)	(30,700)	9,886

35. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	81,240	170,615	75,376	160,506
Defined benefit costs		10,251	20,509	10,123	20,259
Defined contribution costs		424	1,141	302	1,136

		91,915	192,265	85,801	181,901

Depreciation and amortization:
Depreciation of property and equipment		16,516	35,048	7,970	15,494
Amortization of intangible assets		3,582	7,234	4,575	8,974

		20,098	42,282	12,545	24,468

Other:
Employee welfare benefits		8,711	16,336	7,751	14,901
Rent expenses		—	—	7,187	14,470
Taxes and dues		4,864	10,833	4,493	9,596
Advertising expenses		3,034	5,681	3,915	5,520
Electronic data processing expenses		11,554	23,477	14,318	25,755
Fees and charges		6,922	12,226	5,761	10,401
Others		9,259	17,089	9,059	16,405

		44,344	85,642	52,484	97,048

	~~W~~	156,357	320,189	150,830	303,417

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

36. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gain on disposal of non-current assets held for sale	~~W~~	—	—	26,216	26,216
Reversal of impairment loss on assets held for sale		282,323	282,323	—	—
Gain on disposal of property and equipment		858	973	88	88
Rental income on investment property		221	395	305	475
Others		234	1,476	(114)	2,185

		283,636	285,167	26,495	28,964

Other non-operating expenses:
Losses on disposal of property and equipment		—	—	(123)	(124)
Depreciation of investment property		(34)	(512)	(502)	(1,001)
Donations		(302)	(468)	(3,800)	(3,942)
Others		(1,317)	(2,941)	(92)	(550)

		(1,653)	(3,921)	(4,517)	(5,617)

	~~W~~	281,983	281,246	21,978	23,347

37. Income Tax Expense (Benefit)

(1)	Income tax expense (benefit) for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*)	~~W~~	(34,117)	92,390	4,418	160,224
Changes in deferred income taxes on temporary differences		194,316	(84,551)	106,456	136,661
Deferred income tax recognized directly to equity
Other comprehensive income		8,610	(11,319)	9,674	4,624
Retained earnings		1,796	3,348	(2,306)	(2,306)

Income tax expense (benefit)	~~W~~	170,605	(132)	118,242	299,203

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

37. Income Tax Expense (Benefit), Continued

(2)	Profit before income taxes and income tax expense (benefit) for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Profit before income taxes	~~W~~	528,948	819,511
Income taxes calculated using enacted tax rates		145,461	225,366
Adjustments:
Non-deductible losses and tax-free gains		(14,166)	(31,894)
Non-recognition effect of deferred income taxes and others		(132,875)	66,831
Net adjustments for prior years		(8,757)	26,304
Others		10,205	12,596

		(145,593)	73,837

Income tax expense (benefit)	~~W~~	(132)	299,203

Effective tax rate (%)		—	36.51

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	June 30, 2019			January 1, 2019		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	21,719	(8,239)	(12,465)	4,728	(12,967)
Exchange differences on translation of foreign operations		(5,434)	—	(33,017)	—	—
Losses on valuation of cash flow hedge		(1,434)	(309)	(1,870)	709	(1,018)
Remeasurements of defined benefit liabilities		11,476	(4,352)	11,476	(4,352)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		(3,849)	1,460	3,178	(1,206)	2,666

	~~W~~	22,478	(11,440)	(32,698)	(121)	(11,319)

~~W~~3,348 million of income tax benefits which is directly recognized in retained earnings consist of tax effects from ~~W~~12,267 million of realized loss on disposal of equity securities measured at FVOCI and ~~W~~89 million of increase in retained earnings due to the initial application of K-IFRS 1116 ‘Leases’.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

37. Income Tax Expense (Benefit), Continued

	2018
	June 30, 2018			January 1, 2018
	Amounts before tax		Tax effect	Amounts before tax	Tax effect	Changes in tax effect
Net gain on securities measured at FVOCI		148,395	(56,287)	161,165	(61,137)	4,850
Exchange differences on translation of foreign operations		(30,221)	—	(69,420)	—	—
Losses on valuation of cash flow hedge		(4,214)	1,598	(5,009)	1,900	(302)
Remeasurements of defined benefit liabilities		15,864	(6,017)	15,864	(6,017)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		9,319	(3,535)	9,520	(3,611)	76

	~~W~~	139,143	(64,241)	112,120	(68,865)	4,624

38. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2019 and 2018 are computed as follows:

(i) Basic earnings per share

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary
shareholders of the Bank (A) (in won)	~~W~~	328,474,442,666	529,079,909,649	43,303,566,965	520,308,273,391
Weighted-average number of ordinary shares outstanding (B)		3,721,619,768	3,679,630,818	3,590,982,405	3,589,310,376

Basic earnings per share (A/B) (in won)	~~W~~	88	144	12	145

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

38. Earnings per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2019
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,721,619,768	91	338,667,398,888

Weighted-average number of ordinary shares outstanding (A/91)			3,721,619,768

Six-month period ended:
Number of ordinary shares outstanding (A)	3,621,619,768	181	655,513,178,008
Increased paid-in capital (B)	100,000,000	105	10,500,000,000

Cumulative shares (C = A+B)			666,013,178,008

Weighted-average number of ordinary shares outstanding (C/181)			3,679,630,818

	2018
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,587,619,768	91	326,473,398,888
Increased paid-in capital (B)	34,000,000	9	306,000,000
Cumulative shares (C = A+B)			326,779,398,888

Weighted-average number of ordinary shares outstanding (C/91)			3,590,982,405

Six-month period ended:
Number of ordinary shares outstanding (A)	3,587,619,768	181	649,359,178,008
Increased paid-in capital (B)	34,000,000	9	306,000,000

Cumulative shares (C = A+B)			649,665,178,008

Weighted-average number of ordinary shares outstanding (C/181)			3,589,310,376

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2019 and 2018 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

39. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI(*)	~~W~~	4,706,919	3,217,622	6,012,532	2,211,955
Securities measured at amortized cost(*)		1,558,537	131,354	1,093,314	113,825

	~~W~~	6,265,456	3,348,976	7,105,846	2,325,780

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

40. Guarantees and Commitments

Guarantees and commitments as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	494,717	631,298
Guarantees for bond issuance		1,787,314	2,069,094
Guarantees for loans		404,306	408,907
Letter of guarantee		38,903	54,522
Guarantees for on-lending debt		15,026	17,910
Others		4,254,293	4,666,096

		6,994,559	7,847,827

Unconfirmed acceptances and guarantees:
Letter of credit		1,807,527	1,890,514
Others		2,107,147	1,584,031

		3,914,674	3,474,545

Commitments:
Commitments on loans		29,861,675	27,777,491
Others		2,146,797	2,175,793

		32,008,472	29,953,284

Bills endorsed:
With recourse		4,474	7,469

	~~W~~	42,922,179	41,283,125

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

41. Trust Accounts

(1)	Trust accounts as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Accrued trust fee	~~W~~	17,725	9,452
Deposits		7,358	9,082
Borrowings from trust accounts		1,504,707	741,805
Accrued expense		2,836	2,422

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	7,292	15,012	5,024	13,569
Interest expenses on deposits		(52)	(112)	(74)	(153)
Interest expenses of borrowings from trust accounts		(6,654)	(11,914)	(4,225)	(8,544)

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Principals guaranteed trust	~~W~~	262,568	261,997
Principals and interest guaranteed trust		237,415	236,339

	~~W~~	499,983	498,336

Principal of money and property trust	~~W~~	461,360	462,156
Accrued trust profit		38,623	36,180

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2019 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, Korea Infrastructure Financing Co. and 8 others, KDB Value PEF VI, KDB Value PEF VII, KDB Venture M&A PEF, KDB Consus Value PEF, Components and Materials M&A PEF and 4 others, KDBC IP Investment Fund 2, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, UBest 4th Securitization Specialty Co., Ltd. and 7 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 30 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, GM Korea Company, Hyundai Merchant Marine Co., Ltd., Korea Ocean Business Corporation and 76 others, Troika Resources Investment PEF and 101 others, KIP Overseas Expansion Platform Fund and 114 others
Others	Key management personnel

(2)	Significant balances with related parties as of June 30, 2019 and December 31, 2018 are as follows:

	Account	June 30, 2019		December 31, 2018
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	195,772	5,878
	Allowance for loan losses		(25)	(1)
	Derivative financial assets		2,338	1,044
	Other assets		39	8
	Deposits		96	57
	Derivative financial liabilities		2,890	1,924
	Other liabilities		517	511
KDB Infrastructure Investment Asset Management Co., Ltd.	Other assets		10,436	—
	Deposits		29,150	34,639
	Other liabilities		156	1
KDB Ireland Ltd.	Loans		346,602	368,099
	Allowance for loan losses		(35)	(37)
	Derivative financial assets		6,069	1,688
	Other assets		961	714
	Borrowings		1,735	1,677
	Derivative financial liabilities		137	1,789

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2019		December 31, 2018
KDB Bank Europe Ltd.	Cash and due from banks	~~W~~	441,740	373,965
	Loans		51,021	23,979
	Allowance for loan losses		(6)	(6)
	Derivative financial assets		913	1,611
	Other assets		897	566
	Derivative financial liabilities		—	259
Banco KDB Do Brazil S.A.	Cash and due from banks		75,192	72,677
	Loans		115,680	111,810
	Allowance for loan losses		(24)	(29)
	Other assets		2,267	82
	Allowance of other assets		—	(1)
KDB Asia Ltd.	Cash and due from banks		335,472	268,344
	Loans		197,188	234,801
	Allowance for loan losses		(15)	(18)
	Derivative financial assets		36	15
	Other assets		1,113	820
	Deposits		2	2
	Derivative financial liabilities		718	547
KDB Value PEF VI	Loans		1,249,164	1,261,496
	Allowance for loan losses		(1,915)	(2,305)
	Derivative financial assets		673	520
	Other assets		17,356	22,026
	Allowance of other assets		(25)	(27)
	Deposits		63,700	64,196
	Borrowings		—	4,521
	Derivative financial liabilities		6,486	2,000
	Other liabilities		35	111
	Other provisions		362	399
KDB Consus Value PEF	Securities		114,510	129,812
	Derivative financial assets		3,969	1,979
	Other assets		331	483
	Deposits		3	9
	Derivative financial liabilities		126	3,513
	Other liabilities		1,175	1,160
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,475,768	1,499,157
	Allowance for loan losses		(210,833)	(359,448)
	Derivative financial assets		139,705	38,978
	Other assets		8,529	3,100
	Deposits		698,021	660,082
	Derivative financial liabilities		19,195	15,044
	Other liabilities		59,976	3,544
	Other provisions		814,150	584,663

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2019		December 31, 2018
Others	Loans	~~W~~	1,136,554	1,191,767
	Allowance for loan losses		(449,294)	(572,487)
	Derivative financial assets		9,215	3,472
	Other assets		22,494	18,310
	Allowance of other assets		(10,000)	(10,629)
	Deposits		43,657	37,457
	Borrowings		28,259	38,943
	Derivative financial liabilities		912	1,983
	Other liabilities		469	418
	Other provisions		183,237	80,771
Associates:
Korea Electric Power Co., Ltd.	Securities		34,311	29,484
	Loans		111,262	151,947
	Allowances for loan losses		(2,918)	(2,769)
	Derivative financial assets		11,322	37,760
	Other assets		67	65
	Deposits		108,470	36,148
	Borrowings		4,160	4,355
	Derivative financial liabilities		95,502	36,277
	Other liabilities		483	—
	Other provisions		10	14
Dongbu Steel Co., Ltd.	Loans		1,084,026	978,743
	Allowances for loan losses		(525,487)	(454,726)
	Deposits		36,000	10,391
	Other liabilities		25	261
	Other provisions		31,625	47,451
Hyundai Merchant Marine Co., Ltd.	Securities		479,763	363,615
	Loans		501,507	500,156
	Allowances for loan losses		(34,366)	(35,423)
	Deposits		189,219	561,979
	Other liabilities		45	—
Hanjin Heavy Industries & Construction Co., Ltd.	Loans		217,696	—
	Allowances for loan losses		(179)
	Deposits		62,234	—
	Other liabilities		787	—
	Other provisions		97,996
Korea Ocean Business Corporation	Loans		14,947	—
Others	Securities		3,753	6,139
	Loans		1,016,016	1,049,129
	Allowances for loan losses		(735,627)	(769,269)
	Other assets		154,532	152,478
	Deposits		631,694	704,376
	Other liabilities		782	—
	Other provisions		107,389	121,468

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2019 and 2018 are as follows:

	Account	2019		2018
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	108	747
	Dividend income		45,351	44,109
	Fees and commission income, other income		4,814	4,331
	Provision for loan losses		(25)	(9)
	Other operating expenses		(3,094)	(1,289)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		20,872	9,258
	Fees and commission income, other income		—	12
	Interest expenses		(188)	(194)
KDB Ireland Ltd.	Interest income		4,263	2,505
	Reversal of allowance for loan losses		3	—
	Fees and commission income, other income		7,455	248
	Provision for loan losses		—	(1)
	Other operating expenses		(1,866)	(2,571)
KDB Bank Europe Ltd.	Interest income		4,301	3,928
	Fees and commission income, other income		998	2,685
	Provision for loan losses		—	(1)
	Other operating expenses		(424)	(1,288)
Banco KDB Do Brazil S.A.	Interest income		2,883	1,884
	Reversal of allowance for loan losses		6	—
	Provision for loan losses		—	(25)
	Other operating expenses		—	(47)
KDB Asia Ltd.	Interest income		5,338	2,376
	Reversal of allowance for loan losses		3	4
	Fees and commission income, other income		621	513
	Other operating expenses		(1,175)	(1,691)
KDB Value PEF VI	Interest income		23,835	26,013
	Fees and commission income, other income		1,058	2,729
	Interest expenses		(51)	(26)
	Other operating expenses		(9,247)	(7,517)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	2019		2018
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income	~~W~~	26,238	16,993
	Reversal of allowance for loan losses		161,736	32,705
	Fees and commission income, other income		539,791	126,856
	Interest expenses		(3,678)	(4,091)
	Other operating expenses		(535,002)	(78,713)
Others	Interest income		22,960	26,465
	Dividend income		68,041	29,920
	Reversal of allowance for loan losses		271,538	—
	Fees and commission income, other income		218,744	44,458
	Interest expenses		(241)	(218)
	Provision for loan losses		(141,859)	(23,374)
	Other operating expenses		(276,481)	(44,988)
Associates:
Korea Electric Power Co., Ltd.	Interest income		2,096	2,282
	Dividend income		—	166,876
	Fees and commission income, other income		5,720	5,465
	Interest expenses		(158)	(2,610)
	Provision for loan losses		(149)	(54)
	Other operating expenses		(106,945)	(43,296)

Hanjin Heavy Industries & Construction Co., Ltd.	Interest income		2,082	—
	Fees and commission income, other income		5,871	—
	Reversal of allowance for loan losses		62,713	—
	Interest expenses		(312)	—
	Other operating expenses		(135,933)	—
Others	Interest income		44,353	39,701
	Dividend income		87,235	105,114
	Reversal of allowance for loan losses		—	33,314
	Fees and commission income, other income		137,282	38,502
	Interest expenses		(4,949)	(4,896)
	Provision for loan losses		(36,128)	(11,618)
	Other operating expenses		(67,241)	(6,215)

		~~W~~	453,163	535,261

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2019 and December 31, 2018 are as follows:

	Account	June 30, 2019		December 31, 2018
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	—	120,333
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		1,710,543	2,112,081
	Unconfirmed acceptances and guarantees		1,059,661	602,205
Others	Confirmed acceptances and guarantees		260,803	251,401
	Loan commitments		97,722	206,100
Associates:
Dongbu Steel Co., Ltd.	Confirmed acceptances and guarantees		103,827	178,752
	Unconfirmed acceptances and guarantees		35,850	32,411
Hanjin Heavy Industries & Construction Co., Ltd.	Confirmed acceptances and guarantees		274,636	—
Others	Confirmed acceptances and guarantees		94,384	128,836
	Unconfirmed acceptances and guarantees		72,937	124,797
	Loan commitments		23,645	18,591

		~~W~~	3,734,008	3,775,507

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Short-term employee benefits	~~W~~	326	308
Post-employment benefits		40	2

	~~W~~	366	310

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2019 and December 31, 2018.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

43. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of June 30, 2019 and 2018 are as follows:

	June 30, 2019		June 30, 2018
Cash and due from banks:
Cash and foreign currencies	~~W~~	62,163	78,453
Due from banks in Korean won		2,960,828	4,492,169
Due from banks in foreign currencies		3,190,972	4,044,315

		6,213,963	8,614,937

Less: Restricted due from banks, others		(3,802,998)	(5,773,059)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL:
Government and public bonds		166,711	134,861
Loans measured at amortized cost:
Call-loans		1,964,126	933,267
Inter-bank loans		808,878	1,434,552

		2,773,004	2,367,819

		2,939,715	2,502,680

	~~W~~	5,350,680	5,344,558

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Decrease in loans due to write-offs	~~W~~	12,532	97,308
Increase in securities measured at FVOCI due to debt-to-equity swap		30,656	7,751
Increase in investments in subsidiaries and associates due to debt-to-equity swap		139,110	—
Decrease in accumulated other comprehensive income due to securities valuation		47,151	(17,620)
Deferred income tax effect due to securities valuation		(12,967)	4,850
Reclassification of investments in subsidiaries and associates to assets held for sale		1,661,319	—
Reclassification of investments in subsidiaries and associates to securities measured at FVTPL		4,100	—
Transfer from investment property to property and equipment		4,307	935
Recognition of right-of-use assets and lease liabilities		51,703	—
Reclassification of leasehold improvements and prepaid expenses to right-of-use assets		6,001	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

44. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	3,844,654	3,217,622	4,702,089	2,211,955
Loaned securities		112,552	—	60,409	—

	~~W~~	3,957,206	3,217,622	4,762,498	2,211,955

45. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,181,244	3,977,969	4,939,892	10,099,105
Securities measured at FVOCI		1,415,087	12,215,017	10,651,028	24,281,132
Loans measured at FVTPL		—	—	752,661	752,661
Derivative financial assets		2,246	5,347,779	10,937	5,360,962

	~~W~~	2,598,577	21,540,765	16,354,518	40,493,860

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,336,117	—	2,336,117
Derivative financial liabilities		3,577	3,995,302	89	3,998,968

	~~W~~	3,577	6,331,419	89	6,335,085

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	631,983	2,840,076	5,037,128	8,509,187
Securities measured at FVOCI		1,006,091	11,607,635	10,191,950	22,805,676
Loans measured at FVTPL		—	—	778,884	778,884
Derivative financial assets		275	3,736,256	139,377	3,875,908

	~~W~~	1,638,349	18,183,967	16,147,339	35,969,655

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,164,538	—	2,164,538
Derivative financial liabilities		364	3,232,198	66	3,232,628

	~~W~~	364	5,396,736	66	5,397,166

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2019	~~W~~	5,037,128	10,191,950	778,884	139,377	16,147,339	66
Profit or loss		40,531	—	3,541	(377)	43,695	23
Other comprehensive income		—	(60,842)	—	—	(60,842)	—
Acquisition / Issue		300,312	589,998	19,000	—	909,310	—
Sale / Settlement		(448,587)	(113,870)	(48,764)	(128,063)	(739,284)	—
Transfer out(*)		—	(290,308)	—	—	(290,308)	—
Transfer in(*)		10,508	334,100	—	—	344,608	—

June 30, 2019	~~W~~	4,939,892	10,651,028	752,661	10,937	16,354,518	89

	2018
	Financial assets					Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Total	Derivative financial liabilities
January 1, 2018	~~W~~	3,956,264	9,859,935	1,132,688	14,948,887	3,931
Profit or loss		58,804	—	62,797	121,601	4,100
Other comprehensive income		—	27,348	—	27,348	—
Acquisition / Issue 481,672			64	26,000	507,736	—
Sale / Settlement		(106,505)	(55,298)	(58,700)	(220,503)	—
Transfer out(*)		—	(3,308)	—	(3,308)	—

June 30, 2018	~~W~~	4,390,235	9,828,741	1,162,785	15,381,761	8,031

(*)	When significant inputs become observable market data, the level 3 financial instruments are transferred to other levels.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	5,149	5,538
Amortization		(189)	(193)
Others (transfer to other levels, etc.)		—	—

Ending balance	~~W~~	4,960	5,345

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2019 and December 31, 2018 are as follows:

	Valuation technique	Input
Securities measured at FVTPL and financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI and available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate, exchange rate,
Currency forwards and swaps	Black-Scholes model, Modified	volatility, commodity index,
Currency options	Black model, Formula model	etc.
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2019 and December 31, 2018 are as follows:

June 30, 2019
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	5.24 ~ 14.06
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	17.72 ~ 34.38
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	0.00 ~ 16.56
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	18.09 ~ 34.38
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	13.96 ~ 40.59
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	14.8 ~ 29.6
		Correlation coefficient	0.88 ~ 0.94
Interest rate options	Modified Black model	Volatility	14.8 ~ 29.6
Stock index options	Black-Scholes model	Volatility	12.4 ~ 20.7
Stock options	Discounted cash flow, etc.	Volatility	18.09 ~ 23.68

December 31, 2018
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	4.03 ~ 18.22
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	20.54 ~ 40.70

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2018
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	3.87 ~ 18.36
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	21.51 ~ 38.07
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	17.79 ~ 48.97
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	17.80 ~ 24.20
		Correlation coefficient	0.81 ~ 0.92
Interest rate options	Modified Black model	Volatility	17.80 ~ 24.20
Stock index options	Black-Scholes model	Volatility	14.70 ~ 26.50
Equity options	Discounted cash flow	Volatility	24.11 ~ 25.29
method and others
Equity forward	Discounted cash flow	Volatility	21.93
method and others

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2019 and December 31, 2018 is as follows:

	June 30, 2019
	Profit(loss) for the period			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	17,278	(13,241)	—	—
Securities measured at FVOCI(*1)		—	—	2,551,198	(399,758)
Loans measured at FVTPL(*2)		9,642	(8,397)
Derivative financial assets(*2)		1,158	(885)	—	—

	~~W~~	28,078	(22,523)	2,551,198	(399,758)

	December 31, 2018
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	10,253	(8,937)	—	—
Securities measured at FVOCI(*1)		—	—	1,696,241	(362,295)
Loans measured at FVTPL(*2)		15,364	(13,617)	—	—
Derivative financial assets(*2)		10,781	(48,074)	—	—

	~~W~~	36,398	(70,628)	1,696,241	(362,295)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates (-1~1%) and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. The financial instruments, which are not included in sensitive analysis because it is practically impossible to calculate the sensitivity from changes in unobservable variables, are amounting to ~~W~~12,669,638 million and ~~W~~13,004,416 million as of June 30, 2019 and December 31, 2018, respectively.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

•

Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	2,410,965	3,802,998	—	6,213,963
Securities measured at amortized cost		474,892	1,621,890	—	2,096,782
Loans measured at amortized cost(*)		—	1,964,126	134,799,164	136,763,290
Other financial assets(*)		—	9,428,853	1,340,971	10,769,824

	~~W~~	2,885,857	16,817,867	136,140,135	155,843,859

Financial liabilities:
Deposits(*)	~~W~~	—	1,943,555	33,361,147	35,304,702
Borrowings(*)		—	316,311	19,533,473	19,849,784
Debentures		—	119,558,738	—	119,558,738
Other financial liabilities(*)		—	8,485,904	4,372,886	12,858,790

	~~W~~	—	130,304,508	57,267,506	187,572,014

	December 31, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	2,583,659	4,591,570	—	7,175,229
Securities measured at amortized cost		494,518	1,201,409	—	1,695,927
Loans measured at amortized cost(*)		—	4,046,695	132,418,019	136,464,714
Other financial assets(*)		—	3,547,645	655,803	4,203,448

	~~W~~	3,078,177	13,387,319	133,073,822	149,539,318

Financial liabilities:
Deposits(*)	~~W~~	—	1,892,885	30,559,539	32,452,424
Borrowings(*)		—	783,563	19,072,441	19,856,004
Debentures		—	120,125,942	—	120,125,942
Other financial liabilities(*)		—	2,119,990	3,019,299	5,139,289

	~~W~~	—	124,922,380	52,651,279	177,573,659

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2019 and December 31, 2018 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

46. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,410,965	—	—	—	—	3,802,998	—	6,213,963
Securities measured at FVTPL		166,711	9,932,394	—	—	—	—	—	10,099,105
Securities measured at FVOCI		—	—	—	13,338,315	10,942,817	—	—	24,281,132
Securities measured at amortized cost		—	—	—	—	—	2,096,782	—	2,096,782
Loans measured at FVTPL		—	752,661	—	—	—	—	—	752,661
Loans measured at amortized cost		2,773,004	—	—	—	—	132,706,116	—	135,479,120
Derivative financial assets		—	4,371,512	—	—	—	—	989,450	5,360,962
Other financial assets		—	—	—	—	—	10,526,160	—	10,526,160

	~~W~~	5,350,680	15,056,567	—	13,338,315	10,942,817	149,132,056	989,450	194,809,885

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,336,117	—	—	—	—	2,336,117
Deposits		—	—	—	—	—	35,365,314	—	35,365,314
Borrowings		—	—	—	—	—	19,875,215	—	19,875,215
Debentures		—	—	—	—	—	118,249,156	—	118,249,156
Derivative financial liabilities		—	3,737,848	—	—	—	—	261,120	3,998,968
Other financial liabilities		—	—	—	—	—	12,862,250	—	12,862,250

	~~W~~	—	3,737,848	2,336,117	—	—	186,351,935	261,120	192,687,020

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

46. Categories of Financial Assets and Liabilities, Continued

	December 31, 2018
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,583,659	—	—	—	—	4,591,570	—	7,175,229
Securities measured at FVTPL		218,981	8,290,206	—	—	—	—	—	8,509,187
Securities measured at FVOCI		—	—	—	12,279,690	10,525,986	—	—	22,805,676
Securities measured at amortized cost		—	—	—	—	—	1,695,927	—	1,695,927
Loans measured at FVTPL		—	778,884	—	—	—	—	—	778,884
Loans measured at amortized cost		4,046,695	—	—	—	—	130,198,437	—	134,245,132
Derivative financial assets		—	3,193,455	—	—	—	—	682,453	3,875,908
Other financial assets		—	—	—	—	—	4,200,101	—	4,200,101

	~~W~~	6,849,335	12,262,545	—	12,279,690	10,525,986	140,686,035	682,453	183,286,044

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,164,538	—	—	—	—	2,164,538
Deposits		—	—	—	—	—	32,445,775	—	32,445,775
Borrowings		—	—	—	—	—	19,809,741	—	19,809,741
Debentures		—	—	—	—	—	119,286,001	—	119,286,001
Derivative financial liabilities		—	2,799,439	—	—	—	—	433,189	3,232,628
Other financial liabilities		—	—	—	—	—	5,139,270	—	5,139,270

	~~W~~	—	2,799,439	2,164,538	—	—	176,680,787	433,189	182,077,953

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

47. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	5,360,962	—	5,360,962	3,665,318	119,929	1,575,715
Unsettled spot exchange receivables(*)		8,393,811	—	8,393,811	8,393,155	—	656
Unsettled domestic exchange receivables		2,561,689	1,377,433	1,184,256	—	—	1,184,256
Security pledged as collateral for repurchase agreements		3,844,654	—	3,844,654	3,217,622	—	627,032
Reverse repurchase agreements		1,440,000	—	1,440,000	1,440,000	—	—
Loaned securities		112,552	—	112,552	112,552	—	—
Receivables from securities transaction		185,442	—	185,442	185,442	—	—

	~~W~~	21,899,110	1,377,433	20,521,677	17,014,089	119,929	3,387,659

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	June 30, 2019
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	3,998,968	—	3,998,968	3,130,841	15,316	852,811
Unsettled spot exchange payables(*)		8,394,887	—	8,394,887	8,393,155	—	1,732
Unsettled domestic exchange payables		1,617,765	1,377,433	240,332	—	—	240,332
Repurchase agreements		3,217,622	—	3,217,622	3,217,622	—	—
Payables from securities transaction		176,821	—	176,821	176,821	—	—

	~~W~~	17,406,063	1,377,433	16,028,630	14,918,439	15,316	1,094,875

	December 31, 2018
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	3,875,908	—	3,875,908	2,572,600	38,581	1,264,727
Unsettled spot exchange receivables(*)		1,806,409	—	1,806,409	1,806,156	—	253
Unsettled domestic exchange receivables		2,911,679	1,170,443	1,741,236	—	—	1,741,236
Security pledged as collateral for repurchase agreements		4,702,089	—	4,702,089	2,211,955	—	2,490,134
Reverse repurchase agreements		1,300,000	—	1,300,000	1,300,000	—	—
Loaned securities		60,409	—	60,409	60,409	—	—
Receivables from securities transaction		37	—	37	37	—	—

	~~W~~	14,656,531	1,170,443	13,486,088	7,951,157	38,581	5,496,350

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2018
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	3,232,628	—	3,232,628	2,502,877	7,849	721,902
Unsettled spot exchange payables(*)		1,807,079	—	1,807,079	1,806,156	—	923
Unsettled domestic exchange payables		1,483,354	1,170,443	312,911	—	—	312,911
Repurchase agreements		2,211,955	—	2,211,955	2,211,955	—	—
Payables from securities transaction		1,054	—	1,054	1,054	—	—

	~~W~~	8,736,070	1,170,443	7,565,627	6,522,042	7,849	1,035,736

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

48. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

48. Operating Segments, Continued

(2)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2019 and 2018 and the geographical non-current asset information as of June 30, 2019 and December 31, 2018 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2019		2018	June 30, 2019	December 31, 2018
Domestic	~~W~~	13,278,444	11,364,384	24,438,359	26,369,930
Overseas		748,617	626,619	4,201	4,608

	~~W~~	14,027,061	11,991,003	24,442,560	26,374,537

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

49. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and five other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the period ended June 30, 2019, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2019

•	Setting and managing exposure limits by country for 2019

•	Contingency funding plan for 2019

•	Major reporting

•	Management plan of credit portfolio for 2019

•	Management plan of exposure by industry for supporting shipbuilding companies through refund guarantee

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

•	Integrated crisis analysis in the second half of 2018

•	The result of assessment of suitability for internal capital in 2018

•	Resolution of Credit Committee on a quarterly basis

•	The result of the verification on suitability of Credit Rating System, PD and internal purpose risk components

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in 2019 on September 2018

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Description
Corporate Credit Rating System	Credit Scoring Model	Mar. 2000	Development of corporate credit rating system
	Logit + Scoring Model Logit model	Dec. 2004 Apr. 2008 Oct. 2017	System update (Simulation model added) Model improvement, IRB approved Rebuilding the Corporate Credit Rating System
Credit Risk Measurement System	Credit Metrics	Nov. 2007 Dec. 2013	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002 Feb. 2019	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by Standardized Approach
	Murex M/O	Apr. 2013	Supplement of RiskWatch to calculate VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
	Fermat (IRRBB)	Mar. 2014	System update for liquidity risk following Basel III
		Sep. 2018	System update for Basel IRRBB (calculate ΔEVE, ΔNII)

Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OPVaR
	AMA	May. 2009	Pre-operate the AMA
BIS Capital Ratio Calculation System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity and credit risk-weighted assets

Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected credit loss model

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of June 30, 2019 and December 31, 2018 are as follows:

< Corporate >

	June 30, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	105,932,575	103,233,850	2,698,725	—
BBB2 ~ CCC		28,584,486	17,124,577	11,045,569	414,340
Below CC		3,937,748	—	38,077	3,899,671

	~~W~~	138,454,809	120,358,427	13,782,371	4,314,011

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	103,949,845	101,908,193	2,041,652	—
BBB2 ~ CCC		29,087,682	18,078,425	10,903,401	105,856
Below CC		4,090,062	—	1,802,024	2,288,038

	~~W~~	137,127,589	119,986,618	14,747,077	2,393,894

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

< Retail >

	June 30, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	385,337	363,690	21,647	—
Grade 7 ~ Grade 8		6,303	—	6,293	10
Grade 9 ~ Grade 10		841	—	—	841

	~~W~~	392,481	363,690	27,940	851

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	634,659	599,333	35,030	296
Grade 7 ~ Grade 8		11,975	—	11,947	28
Grade 9 ~ Grade 10		1,392	—	—	1,392

	~~W~~	648,026	599,333	46,977	1,716

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2019 and December 31, 2018 are as follows:

< Corporate >

	June 30, 2019
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	25,749,145	25,492,988	256,157	—
BBB2 ~ CCC		4,175,616	2,001,863	2,173,753	—
Below CC		985	—	—	985

	~~W~~	29,925,746	27,494,851	2,429,910	985

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	5,160,003	5,094,279	65,724	—
BBB2 ~ CCC		4,782,410	2,288,024	2,213,368	281,018
Below CC		971,295	—	331	970,964

	~~W~~	10,913,708	7,382,303	2,279,423	1,251,982

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	24,367,025	24,164,769	202,256	—
BBB2 ~ CCC		3,279,084	1,294,582	1,984,502	—
Below CC		199,897	88,524	110,388	985

	~~W~~	27,846,006	25,547,875	2,297,146	985

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	4,841,683	4,806,169	35,436	78
BBB2 ~ CCC		4,914,971	2,346,844	2,568,127	—
Below CC		1,573,186	585,025	482,805	505,356

	~~W~~	11,329,840	7,738,038	3,086,368	505,434

< Retail >

	June 30, 2019
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	62,073	61,420	653	—
Grade 7 ~ Grade 8		59	—	59	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	62,132	61,420	712	—

	December 31, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	86,652	84,417	2,235	—
Grade 7 ~ Grade 8		31	—	31	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	86,683	84,417	2,266	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.00%	0.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%
B+ ~ B-	150.00%	100.00%	100.00%
Below B-	150.00%	150.00%	150.00%
Unrated	100.00%	100.00%	100.00%

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2019.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA	—Countries, public institutions and banks
	SA	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure after credit risk mitigation by asset type as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	15,392,224	—	15,392,224
Bank		18,201,891	(35)	18,201,856
Corporate		134,855,041	(216,363)	134,638,678
Stock		32,818,502	—	32,818,502
Indirect investments		11,925,171	(2,862,518)	9,062,653
Asset securitization		2,297,030	—	2,297,030
Over-the-counter derivatives		12,846,069	—	12,846,069
Retail assets		411,014	(15,079)	395,935
Others		52,420,451	(203,755)	52,216,696

	~~W~~	281,167,393	(3,297,750)	277,869,643

	December 31, 2018
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	13,230,661	—	13,230,661
Bank		19,505,950	—	19,505,950
Corporate		131,020,852	(265,704)	130,755,148
Stock		32,967,228	—	32,967,228
Indirect investments		10,478,914	(2,548,734)	7,930,180
Asset securitization		2,551,803	—	2,551,803
Over-the-counter derivatives		9,938,599	(4,341,666)	5,596,933
Retail assets		672,748	(25,407)	647,341
Others		45,038,289	(129,125)	44,909,164

	~~W~~	265,405,044	(7,310,636)	258,094,408

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Credit Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Securities measured at FVOCI	~~W~~	8,092	70,845
Securities measured at amortized cost		2	—
Loans measured at amortized cost		3,967,080	2,422,074
Other assets		1,640,980	175,146

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,789,761	212,613	118,595	451,161	3,572,130
Securities measured at FVOCI:
Bonds (excluding government bonds)		7,525,856	779,394	671,676	1,452,246	10,429,172
Loans		127,647,226	1,227,473	967,891	7,008,489	136,851,079
Derivative financial assets		982,683	396	—	7,549	990,628
Other assets		10,689,129	36,922	20,478	61,566	10,808,095

		149,634,655	2,256,798	1,778,640	8,981,011	162,651,104

Guarantees		10,800,995	—	89,661	23,052	10,913,708
Commitments		30,635,796	240,217	137,908	994,551	32,008,472

		41,436,791	240,217	227,569	1,017,603	42,922,180

	~~W~~	191,071,446	2,497,015	2,006,209	9,998,614	205,573,284

	December 31, 2018
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,963,080	176,732	93,649	484,210	3,717,671
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,104,236	726,131	622,036	553,182	10,005,585
Loans		127,656,437	1,147,917	964,356	4,944,729	134,713,439
Derivative financial assets		677,407	3,283	—	1,853	682,543
Other assets		4,345,101	68,792	17,254	60,128	4,491,275

		143,746,261	2,122,855	1,697,295	6,044,102	153,610,513

Guarantees		11,231,087	—	81,357	17,397	11,329,841
Commitments		28,960,273	267,710	105,588	619,713	29,953,284

		40,191,360	267,710	186,945	637,110	41,283,125

	~~W~~	183,937,621	2,390,565	1,884,240	6,681,212	194,893,638

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Industry information of credit exposure as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	212,613	2,789,761	569,756	3,572,130
Securities measured at FVOCI:
Bonds (excluding government bonds)		7,525,856	779,394	2,123,922	10,429,172
Loans		127,647,226	1,227,473	7,976,380	136,851,079
Derivative financial assets		982,683	396	7,549	990,628
Other assets		10,689,129	36,922	82,044	10,808,095

		147,057,507	4,833,946	10,759,651	162,651,104

Guarantees		10,800,995	—	112,713	10,913,708
Commitments		30,635,796	240,217	1,132,459	32,008,472

		41,436,791	240,217	1,245,172	42,922,180

	~~W~~	188,494,298	5,074,163	12,004,823	205,573,284

	December 31, 2018
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	1,264,970	2,452,701	3,717,671
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,390,829	6,367,151	1,247,605	10,005,585
Loans		60,756,349	63,944,732	10,012,358	134,713,439
Derivative financial assets		—	682,543	—	682,543
Other assets		124,653	208,618	4,158,004	4,491,275

		63,271,831	72,468,014	17,870,668	153,610,513

Guarantees		9,194,253	1,695,077	440,511	11,329,841
Commitments		286,735	4,875,573	24,790,976	29,953,284

		9,480,988	6,570,650	25,231,487	41,283,125

	~~W~~	72,752,819	79,038,664	43,102,155	194,893,638

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Credit exposures of debt securities by credit rating as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	15,403,774	15,353,266	50,508	—
BBB2 ~ CCC		31,323	23,100	8,223	—
Below CC		—	—	—	—

	~~W~~	15,435,097	15,376,366	58,731	—

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	13,963,900	13,874,950	88,950	—
BBB2 ~ CCC		11,717	11,654	63	—
Below CC		—	—	—	—

	~~W~~	13,975,617	13,886,604	89,013	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

•	Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

•	Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2019 and December 31, 2018 are as follows:

BIS capital adequacy ratio

	June 30, 2019		December 31, 2018
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	30,419,213	29,522,899
Additional Tier 1 capital		—	—

		30,419,213	29,522,899
Tier 2 capital		4,621,043	4,909,582

	~~W~~	35,040,256	34,432,481

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	232,034,683	226,000,042
Market risk-weighted assets		1,895,631	2,005,094
Operational risk-weighted assets		4,375,618	4,621,678

	~~W~~	238,305,932	232,626,814

BIS capital adequacy ratio (A/B):		14.70%	14.80%
Tier 1 capital ratio:		12.76%	12.69%
Common Equity Tier 1 ratio		12.76%	12.69%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.94%	2.11%

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Equity capital based on BIS
	June 30, 2019		December 31, 2018
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	18,608,099	18,108,099
Capital surplus		1,497,106	1,496,704
Retained earnings, etc.		10,095,977	9,796,197
Accumulated other comprehensive income		430,996	335,744
Common stock deductibles		(212,965)	(213,845)

		30,419,213	29,522,899
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		946,864	977,343
Qualified capital securities		2,900,000	2,900,000
Non-qualified capital securities		774,179	1,032,239

		4,621,043	4,909,582

Equity capital (A+B)	~~W~~	35,040,256	34,432,481

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of March 29, 2019 and March 30, 2018 are as follows:

	June 30, 2019		December 31, 2018
Interest rate risk	~~W~~	43,144	65,146
Equity risk		1,034	510
Foreign exchange (FX) risk		22,606	18,241
Option risk		65,742	61,800

	~~W~~	132,526	145,697

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are monthly reported to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach to retain the consistency in the methods used by the Bank and its subsidiaries.

VaR/EaR of non-trading positions

The Bank’s interest rate VaR and EaR of non-trading positions as of June 30, 2019 and December 31, 2018 are as follows:

June 30, 2019
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 724,483	2,077

December 31, 2018
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 655,432	63,847

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,005,167	3,019,921	22,650	24,783	9,270	132,172	6,213,963
Securities measured at FVTPL		9,436,697	549,273	52,844	451	—	59,840	10,099,105
Securities measured at FVOCI		19,927,634	4,165,296	24	188,178	—	—	24,281,132
Securities measured at amortized cost		2,096,782	—	—	—	—	—	2,096,782
Loans measured at FVTPL		752,661	—	—	—	—	—	752,661
Loans measured at amortized cost		99,137,390	33,092,242	1,254,811	1,173,082	225,928	595,667	135,479,120
Derivative financial assets		4,442,040	832,735	60,829	1,001	10,137	14,220	5,360,962
Other financial assets		5,943,615	3,587,390	96,948	25,668	146,607	725,932	10,526,160

		144,741,986	45,246,857	1,488,106	1,413,163	391,942	1,527,831	194,809,885

Financial liabilities:
Financial liabilities measured at FVTPL		2,052,524	283,593	—	—	—	—	2,336,117
Deposits		27,382,693	7,647,431	5,870	327,434	119	1,767	35,365,314
Borrowings		7,134,580	11,829,979	145,237	764,665	—	754	19,875,215
Debentures		92,680,490	17,787,139	1,447,317	499,231	369,674	5,465,305	118,249,156
Derivative financial liabilities		3,377,440	591,957	12,225	3,984	573	12,789	3,998,968
Other financial liabilities		7,512,484	4,386,497	82,177	23,883	22,540	834,669	12,862,250

		140,140,211	42,526,596	1,692,826	1,619,197	392,906	6,315,284	192,687,020

Net financial position	~~W~~	4,601,775	2,720,261	(204,720)	(206,034)	(964)	(4,787,453)	2,122,865

	December 31, 2018
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,545,017	3,423,903	22,007	40,910	7,741	135,651	7,175,229
Securities measured at FVTPL		7,920,316	498,126	26,074	45	—	64,626	8,509,187
Securities measured at FVOCI		19,023,442	3,614,327	24	167,883	—	—	22,805,676
Securities measured at amortized cost		1,695,927	—	—	—	—	—	1,695,927
Loans measured at FVTPL		778,884	—	—	—	—	—	778,884
Loans measured at amortized cost		99,266,540	32,081,124	1,172,793	1,035,489	285,038	404,148	134,245,132
Derivative financial assets		3,169,723	668,497	23,333	3,214	7,175	3,966	3,875,908
Other financial assets		3,503,783	553,615	11,442	44,919	325	86,017	4,200,101

		138,903,632	40,839,592	1,255,673	1,292,460	300,279	694,408	183,286,044

Financial liabilities:
Financial liabilities measured at FVTPL		1,905,252	259,286	—	—	—	—	2,164,538
Deposits		25,306,191	6,798,287	5,160	334,374	185	1,578	32,445,775
Borrowings		6,154,890	12,668,379	125,215	855,910	—	5,347	19,809,741
Debentures		95,115,858	16,725,220	1,446,877	650,818	369,533	4,977,695	119,286,001
Derivative financial liabilities		2,402,018	813,032	10,414	1,653	2,706	2,805	3,232,628
Other financial liabilities		3,059,512	1,845,302	38,281	17,069	290	178,816	5,139,270

		133,943,721	39,109,506	1,625,947	1,859,824	372,714	5,166,241	182,077,953

Net financial position	~~W~~	4,959,911	1,730,086	(370,274)	(567,364)	(72,435)	(4,471,833)	1,208,091

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, foreign currency liquidity ratio, and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	Foreign currency liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	4,722,011	462,443	292,419	650,842	54,983	6,182,698
Securities measured at FVTPL		526,962	1,103,171	2,617,423	676,144	5,158,549	10,082,249
Securities measured at FVOCI		325,178	750,936	3,517,986	6,425,564	13,352,470	24,372,134
Securities measured at amortized cost		—	45,053	2,020,052	30,000	—	2,095,105
Loans		12,453,616	12,582,126	45,336,326	49,762,717	14,659,240	134,794,025
Other financial assets		9,580,365	—	—	—	962,160	10,542,525

	~~W~~	27,608,132	14,943,729	53,784,206	57,545,267	34,187,402	188,068,736

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	58,969	117,902	858,751	723,561	293,341	2,052,524
Deposits		14,061,179	5,062,839	12,893,443	3,226,108	119,255	35,362,824
Borrowings		4,002,017	4,742,696	6,634,893	3,240,900	1,254,488	19,874,994
Debentures		4,651,568	8,670,405	40,672,853	54,942,419	9,327,869	118,265,114
Other financial liabilities		10,194,395	2,300,157	—	—	338,010	12,832,562

	~~W~~	32,968,128	20,893,999	61,059,940	62,132,988	11,332,963	188,388,018

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,907,412	353,616	260,971	632,526	37,127	7,191,652
Securities measured at FVTPL		11,050,975	—	—	—	—	11,050,975
Securities measured at FVOCI		316,917	1,300,685	3,482,140	6,740,967	12,537,079	24,377,788
Securities measured at amortized cost		779	5,308	772,481	958,878	—	1,737,446
Loans		11,797,900	13,603,631	48,137,262	54,905,886	16,736,033	145,180,712
Other financial assets		3,550,822	—	—	—	660,913	4,211,735

	~~W~~	32,624,805	15,263,240	52,652,854	63,238,257	29,971,152	193,750,308

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	74,835	388,921	736,432	695,138	638,192	2,533,518
Deposits		14,854,184	4,042,772	10,658,282	3,409,477	136,453	33,101,168
Borrowings		2,965,383	4,902,196	7,305,243	3,667,532	1,330,094	20,170,448
Debentures		6,115,172	10,279,224	41,075,240	57,634,034	11,581,284	126,684,954
Other financial liabilities		2,930,288	2,006,912	—	—	214,750	5,151,950

	~~W~~	26,939,862	21,620,025	59,775,197	65,406,181	13,900,773	187,642,038

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2019 and December 31, 2018 are as follows:

Net settlement of derivative financial instruments

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	200	80	810	—	—	1,090
Interest rate		6,173	37,055	(61,839)	219,897	151,487	352,773
Stock		132	—	—	—	—	132
Hedging purpose derivatives:
Interest rate		25,257	5,488	224,912	1,285,164	1,971,068	3,511,889

	~~W~~	31,762	42,623	163,883	1,505,061	2,122,555	3,865,884

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	19	267	768	—	—	1,054
Interest rate		13,519	27,707	(67,905)	285,977	235,630	494,928
Stock		14	—	—	—	—	14
Hedging purpose derivatives:
Interest rate		11,764	(4,700)	209,299	1,259,508	2,288,782	3,764,653

	~~W~~	25,316	23,274	142,162	1,545,485	2,524,412	4,260,649

Gross settlement of derivative financial instruments

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	46,069,657	38,140,127	77,467,875	60,216,561	5,268,794	227,163,014
Outflow		46,007,340	38,173,958	76,958,809	60,119,383	5,339,070	226,598,560

Hedging purpose derivatives:
Currency
Inflow		1,012,500	797,461	6,815,871	15,353,099	1,379,318	25,358,249
Outflow		1,030,483	835,831	6,774,273	15,281,557	1,386,271	25,308,415

Total inflow	~~W~~	47,082,157	38,937,588	84,283,746	75,569,660	6,648,112	252,521,263

Total outflow	~~W~~	47,037,823	39,009,789	83,733,082	75,400,940	6,725,341	251,906,975

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	44,391,921	33,891,349	58,815,290	57,202,816	5,725,750	200,027,126
Outflow		44,408,875	33,833,123	58,659,690	57,186,864	5,792,977	199,881,529

Hedging purpose derivatives:
Currency
Inflow		46,574	252,017	6,113,586	15,160,421	1,352,371	22,924,969
Outflow		57,180	263,943	6,133,158	15,110,967	1,352,215	22,917,463

Total inflow	~~W~~	44,438,495	34,143,366	64,928,876	72,363,237	7,078,121	222,952,095

Total outflow	~~W~~	44,466,055	34,097,066	64,792,848	72,297,831	7,145,192	222,798,992

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,101,497	1,274,703	3,622,233	4,287,222	628,053	10,913,708
Commitments		102,027	53,512	799,229	2,234,119	28,819,585	32,008,472

	~~W~~	1,203,524	1,328,215	4,421,462	6,521,341	29,447,638	42,922,180

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,216,626	1,857,438	4,375,807	3,851,524	28,446	11,329,841
Commitments		115,917	90,056	882,736	2,029,013	26,835,562	29,953,284

	~~W~~	1,332,543	1,947,494	5,258,543	5,880,537	26,864,008	41,283,125

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in 2019 was 2.0% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, exports of goods and services increased by 1.5% and imports of goods and services decreased by 0.6%, which more than offset a decrease in gross domestic fixed capital formation of 3.5%, each compared with 2018.

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 0.4% in 2019 and the unemployment rate was 3.8% in 2019.

The Financial System

Securities Markets

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

July 31, 2019	2,024.6
August 31, 2019	1,967.8
September 30, 2019	2,063.1
October 31, 2019	2,083.5
November 29, 2019	2,088.0
December 30, 2019	2,197.7
January 31, 2020	2,119.0

The index was 2,212.0 on February 7, 2020.

Monetary Policy

Interest Rates

In order to address the sluggishness of the global and domestic economy, The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

July 31, 2019	1,182.0
August 31, 2019	1,215.2
September 30, 2019	1,201.3
October 31, 2019	1,168.4
November 29, 2019	1,179.3
December 31, 2019	1,157.8
January 31, 2020	1,183.5

The market average exchange rate was ~~W~~1,181.4 to US$1.00 on February 7, 2020.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$60.0 billion in 2019. The current account surplus in 2019 decreased from the current account surplus of US$77.5 billion in 2018, primarily due to a decrease in surplus from the goods account, which more than offset (i) an increase in surplus from the income account and (ii) a decrease in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$39.1 billion in 2019. Exports decreased by 10.3% to US$542.3 billion and imports decreased by 6.0% to US$503.3 billion from US$604.9 billion of exports and US$535.2 billion of imports, respectively, in 2018.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$409.7 billion as of January 31, 2020.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-217914.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Floating Rate Notes and the Fixed Rate Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Floating Rate Notes

The Floating Rate Notes are initially limited to US$750,000,000 aggregate principal amount. The Floating Rate Notes will mature on February 18, 2023 (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.35% per annum, payable quarterly in arrears on February 18, May 18, August 18 and November 18 of each year (each a “Floating Rate Notes Interest Payment Date”), beginning on May 18, 2020. Interest on the Floating Rate Notes will accrue from February 18, 2020. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1.	Definition of Three-Month USD LIBOR

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a) the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the ICE Benchmark Administration Limited or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including February 18, 2020 to but excluding the first Floating Rate Notes Interest Payment Date and each successive period from and including a Floating Rate Notes Interest Payment Date to but excluding the next Floating Rate Notes Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

2.	Benchmark Transition

(a)	Benchmark Replacement

Notwithstanding clauses 1(b), (c) and (d) above, if we or our designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred prior to the Reference Time (as defined herein) in respect of any determination of the Benchmark (as defined herein) on any date, the Benchmark Replacement (as defined herein) will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

(b)	Benchmark Replacement Conforming Changes

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

(c)	Decisions and Determinations

Any determination, decision or election that may be made by us or our designee pursuant to this clause 2(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in our or our designee’s sole discretion, and, notwithstanding anything to the contrary in the Floating Rate Notes or Fiscal Agency Agreement, shall become effective with respect to the Floating Rate Notes without consent from any other party.

(d)	Notices, etc.

Any Benchmark Replacement (including any Benchmark Replacement Adjustment) and the specific terms of any Benchmark Replacement Conforming Changes determined under this clause 2 will be notified promptly by us to the fiscal agent and the Noteholders, as described in “—Notices.” Such notice shall be irrevocable and shall specify the effective date of the Benchmark Replacement Conforming Changes, if any.

(e)	Survival of Original Reference Rate

The Benchmark and the fallback provisions provided for in the Floating Rate Notes will continue to apply unless and until the fiscal agent has been notified of the Benchmark Replacement (including any Benchmark Replacement Adjustment) and the specific terms of any Benchmark Replacement Conforming Changes, in accordance with clause 2(d).

“Benchmark” means, initially, Three-Month USD LIBOR provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark; provided that if we or our designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(A)	the sum of: (1) Term SOFR and (2) the Benchmark Replacement Adjustment;

(B)	the sum of: (1) Compounded SOFR and (2) the Benchmark Replacement Adjustment;

(C)

the sum of: (1) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (2) the Benchmark Replacement Adjustment;

(D)	the sum of: (1) the ISDA Fallback Rate and (2) the Benchmark Replacement Adjustment;

(E)	the sum of: (1) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (2) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(A)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(B)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(C)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the Interest Period and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines are reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(A)

in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(B)	in the case of clause (C) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(A)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(B)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(C)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by us or our designee in accordance with:

(A)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(B)

if, and to the extent that, we or our designee determines that Compounded SOFR cannot be determined in accordance with clause (A) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (A) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (B) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (A) if the Benchmark is Three-Month USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (B) if the Benchmark is not Three-Month USD LIBOR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Fixed Rate Notes

The Fixed Rate Notes are initially limited to US$750,000,000 aggregate principal amount and will mature on February 18, 2025 (the “Fixed Rate Notes Maturity Date”). The Fixed Rate Notes will bear interest at the rate of 1.750% per annum, payable semi-annually in arrears on February 18 and August 18 of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on August 18, 2020. Interest on the Fixed Rate Notes will accrue from February 18, 2020. If any Fixed Rate Notes Interest Payment Date or the Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required). In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

For a discussion of certain U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

The paragraph under “Taxation—United States Tax Considerations—Book/Tax Conformity” in the accompanying prospectus shall be deleted and replaced with the following:

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, recently released proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated February 10, 2020 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Floating Rate Notes		Principal Amount of the Fixed Rate Notes
BNP Paribas	US$	125,000,000	US$	125,000,000
Citigroup Global Markets Inc.		125,000,000		125,000,000
Goldman Sachs International		125,000,000		125,000,000
J.P. Morgan Securities LLC		125,000,000		125,000,000
KDB Asia Limited		125,000,000		125,000,000
UBS AG Hong Kong Branch		125,000,000		125,000,000

	US$	750,000,000	US$	750,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Approvals in-principle have been received from the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the Floating Rate Notes is US$747,750,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The amount of our net proceeds from the Fixed Rate Notes is US$745,432,500 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Fixed Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Fixed Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 18, 2020, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Each Underwriter has represented and agreed that it has not offered or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II: or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”).

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA: In connection with Section 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and

Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

We and the Underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Bae, Kim & Lee LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Bae, Kim & Lee LLC, and Bae, Kim & Lee LLC may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 12, 2019 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated January 28, 2020. On January 30, 2020, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
Floating Rate Notes	US500630CZ95	500630 CZ9
Fixed Rate Notes	US500630DB19	500630 DB1

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Bae, Kim & Lee LLC Korea Intellectual Property Service Center 13F, 131 Teheran-ro Kangnam-gu Seoul 06133 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542